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Exhibit 10.1

DEBT SERVICE RESERVE LETTER OF CREDIT
AND REIMBURSEMENT AGREEMENT

among

HOMER CITY OL1 LLC,
as Borrower

and

UNION BANK OF CALIFORNIA, N.A.,
as Issuing Bank and as Agent

and

THE BANKS PARTY HERETO
FROM TIME TO TIME

Dated as of April 1, 2005

i

ii

DEBT SERVICE RESERVE
LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

        This DEBT SERVICE RESERVE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this "Agreement"), dated as of April 1, 2005, is entered into by and among (1) HOMER CITY OL1 LLC, a Delaware limited liability company (the "Borrower" or "Owner Lessor"), (2) UNION BANK OF CALIFORNIA, N.A., as the issuer of the Debt Service Reserve Letter of Credit referred to herein (in such capacity, the "Issuing Bank") and as a Bank (as defined below), (3) each bank or other entity that is, or becomes pursuant to Section 9.9, a party hereto (individually, a "Bank" and collectively, the "Banks") and (4) UNION BANK OF CALIFORNIA, N.A., as agent (in such capacity, together with its successors in such capacity, the "Agent") for the Banks, and replaces in its entirety that certain Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of April 1, 2002 (as heretofore amended, supplemented or otherwise modified from time to time, the "Existing Reimbursement Agreement"), among the Borrower, Westdeutsche Landesbank Girozentrale, New York Branch, as issuing bank and agent, and the banks party thereto.

RECITALS

        A.    Pursuant to the Lease Indenture of Trust and Security Agreement, dated as of December 7, 2001 (as amended, supplemented or otherwise modified from time to time, the "Lease Indenture"), among the Borrower, The Bank of New York, as successor to the United States Trust Company of New York, as Security Agent (in such capacity, together with its successors in such capacity, the "Security Agent"), and The Bank of New York, as successor to the United States Trust Company of New York, as trustee (in such capacity, together with its successors in such capacity, the "Lease Indenture Trustee"), the Borrower issued two series of lessor notes in respect thereof (collectively, the "Lessor Notes").

        B.    The Borrower previously entered into the Existing Reimbursement Agreement to provide for the issuance of a debt service reserve letter of credit thereunder, which debt service reserve letter of credit has a stated expiration date of April 1, 2005.

        C.    The Borrower has requested that the Issuing Bank issue and the Banks participate in, and the Issuing Bank is willing to issue and the Banks are willing to participate in, the Debt Service Reserve Letter of Credit (as defined below) upon the terms and conditions hereinafter set forth, which Debt Service Reserve Letter of Credit will replace the debt service reserve letter of credit issued pursuant to the Existing Reimbursement Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

        SECTION 1.1    Definitions.    (a) Terms defined in the Participation Agreement (in the form of such terms as they exist on the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to by the Required Banks in writing) have, unless the same are defined herein or the context otherwise requires, the same meaning when used herein (with appropriate substitutions).

          (b)   The following terms are used in this Agreement with the following respective meanings:

          "Adjusted Base Rate" means the higher of (i) the Federal Funds Rate plus 0.50% per annum and (ii) the Prime Rate.

          "Adjusted Base Rate Loan" means a DSR Loan bearing interest at the Adjusted Base Rate.

          "Adjusted Base Rate Margin" has the meaning set forth in Section 2.6(a).

          "Amended and Restated Security Deposit Agreement" means the Amended and Restated Security Deposit Agreement, dated as of December 7, 2001, among EME Homer City Generation, L.P. and The Bank of New York, as Collateral Agent.

          "Applicable Law" means, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, arbitral decision, governmental approval, approval, concession, grant, franchise, license, agreement or other governmental restriction, or any voluntary restraint, policy or guideline with which such Person has formally agreed to comply, whether in effect as of the date of this Agreement or thereafter and in each case as amended.

          "Bank" has the meaning set forth in the Preamble hereto.

          "Borrower" has the meaning set forth in the Preamble hereto.

          "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Los Angeles, California and New York, New York, and, in matters relating to the determination of a LIBOR Rate or Interest Period, a day on which the London interbank market deals in U.S. Dollar deposits.

          "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 have been fulfilled and the Debt Service Reserve Letter of Credit is issued.

          "Collateral" has the meaning set forth in the Lease Indenture.

          "Collateral Agent" means The Bank of New York, as successor to the United States Trust Company of New York, as collateral agent under the Amended and Restated Security Deposit Agreement, or any successor thereto pursuant to the terms thereof.

          "Commitment" has the meaning set forth in Section 2.1.

          "Commitment Transfer Supplement" means a Commitment Transfer Supplement entered into by a Bank and another Person substantially in the form of Exhibit C.

          "Damages" has the meaning set forth in Section 9.10.

          "Debt Service Reserve Account" has the meaning set forth in Section 5.4 of the Lease Indenture.

          "Debt Service Reserve Amount" means the maximum amount required by Section 5.4 of the Lease Indenture to be on deposit from time to time in the Debt Service Reserve Account without giving effect to the issuance of any letters of credit.

          "Debt Service Reserve Letter of Credit" means a letter of credit substantially in the form of Exhibit A, issued or to be issued by the Issuing Bank, or any letter of credit issued by the Issuing Bank in replacement thereof.

          "Debt Service Reserve Letter of Credit Promissory Note" means a promissory note substantially in the form of Exhibit B.

          "Default" means an event that with the giving of any required notice and/or the lapse of any required time would constitute an Event of Default.

          "Default Rate" means a rate per annum equal at all times upon the occurrence and during the continuance of an Event of Default to (i) in the case of any amount of principal of any DSR Loan that is not paid when due, 2% per annum above the higher of (A) the interest rate required to be paid on such DSR Loan pursuant to the terms of this Agreement immediately prior to the date on which such amount became due and (B) the Adjusted Base Rate in effect from time to time plus the applicable Adjusted Base Rate Margin, and (ii) in the case of any amount of interest, fees or other amounts payable hereunder that is not paid when due, 2% per annum above the Adjusted Base Rate in effect from time to time plus the applicable Adjusted Base Rate Margin.

          "Drawing" means a drawing under the Debt Service Reserve Letter of Credit.

          "DSR Loan" has the meaning set forth in Section 2.4.

          "DSR Note" has the meaning set forth in Section 2.14(a).

          "DSR Noteholder" means each Bank that holds a DSR Note.

          "Event of Default" has the meaning set forth in Section 6.1.

          "Existing Reimbursement Agreement" has the meaning set forth in the Preamble hereto.

          "Expiration Date" means the earlier of (i) the five-year anniversary of the Closing Date or (ii) the date on which the Debt Service Reserve Letter of Credit is terminated in accordance with the provisions hereof.

          "Exposure" means, with respect to any Bank at any time, the outstanding principal amount of such Bank's DSR Loans and its LC Exposure at such time.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indemnified Party" has the meaning set forth in Section 9.10.

          "Interest Payment Date" means, with respect to (i) any Adjusted Base Rate Loan, each April 1 and October 1, and (ii) any LIBOR Rate Loan, the last day of each Interest Period with respect thereto, provided that, for any Interest Period in excess of three (3) months, "Interest Payment Date" shall be each April 1 and October 1, in each case, commencing on the first such date after the applicable Drawing giving rise to such DSR Loan, and any date on which interest on such DSR Loan becomes due and payable upon the prepayment thereof, the final maturity date thereof, the declaration of acceleration with respect thereto, or otherwise.

          "Interest Period" means, with respect to any LIBOR Rate Loan, an interest period of one (1), two (2), three (3) or six (6) months (or, such other period as may be mutually agreed to among the Borrower and the Banks); provided, however, that such Interest Period shall, in all events, end no later than the next Principal Payment Date to occur.

          "Issuer of the Debt Service Reserve Letter of Credit" means Union Bank, in its capacity as the Issuing Bank.

          "Issuing Bank" has the meaning set forth in the Preamble hereto.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of the outstanding Debt Service Reserve Letter of Credit at such time plus (b) the aggregate amount of all Drawings that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time shall be its applicable percentage of the total LC Exposure at such time.

          "Lease Indenture" has the meaning set forth in Recital A.

          "Lease Indenture Trustee" has the meaning set forth in Recital A.

          "Lessor Notes" has the meaning set forth in Recital A.

          "Letter of Credit Documents" means this Agreement, the DSR Notes and the Debt Service Reserve Letter of Credit.

          "LIBOR Margin" has the meaning set forth in Section 2.6(a).

          "LIBOR Rate" means, for any LIBOR Rate Loan, a rate per annum equal to the offered rate for deposits in United States dollars (in the approximate amount and having approximately the same maturity as the LIBOR Rate Loan to be made) which appears on the Reuters LIBO Page as of 11:00 a.m. (London time), two (2) Business Days prior to the first day of the Interest Period for such LIBOR Rate Loan, and in case of variations in rates, the arithmetic average thereof rounded upwards, if necessary, to the nearest 1/100 of 1%, calculated by the Agent.

          "LIBOR Rate Loan" means a DSR Loan bearing interest at the LIBOR Rate.

          "Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Borrower, (b) the ability of the Borrower to perform or comply with its obligations under any of the Operative Documents (including, without limitation, the Letter of Credit Documents), (c) the validity or enforceability of any of the Operative Documents (including, without limitation, the Letter of Credit Documents), the Liens granted thereunder or the material rights and remedies of the parties thereto, or (d) with respect to the Owner Participant's interest in the Facility, the residual value or remaining useful life of the Facility.

          "Monthly Transfer Date" has the meaning given such term in the Amended and Restated Security Deposit Agreement.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Non-U.S. Bank" has the meaning set forth in Section 2.17(c).

          "Obligations" means all of the obligations of the Borrower to the Banks and the Agent under this Agreement and the DSR Notes, whether for principal (including reimbursement of amounts drawn under the Debt Service Reserve Letter of Credit), interest, fees, expenses, indemnification or otherwise.

          "Outstanding Amount" means, at any time, the amount then available for drawing under the Debt Service Reserve Letter of Credit, which amount shall equal the Debt Service Reserve Amount in effect at such time as such amount may be further reduced, increased or reinstated from time to time in accordance with the terms and provisions hereof and of the Debt Service Reserve Letter of Credit; provided that the Outstanding Amount shall not exceed at any time the lesser of (i) the Stated Amount at such time and (ii) the Debt Service Reserve Amount at such time.

          "Participant" has the meaning set forth in Section 9.9(b).

          "Participation Agreement" means the Participation Agreement (OL1), dated as of December 7, 2001, by and among Homer City, the Owner Lessor, Wells Fargo Bank Northwest, National

  Association, not in its individual capacity but solely as Owner Manager, General Electric Capital Corporation, as the Owner Participant, Homer City Funding LLC, as Lender, the Lease Indenture Trustee, the Security Agent and The Bank of New York (as successor to the United States Trust Company of New York), not in its individual capacity but solely as Bondholder Trustee (as amended, modified or supplemented and as in effect from time to time).

          "Prime Rate" means the variable rate of interest per annum officially announced or published by the Agent from time to time as its "reference rate", such rate being set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Prime Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "reference rate."

          "Principal Payment Date" means, with respect to any DSR Loan, each April 1 and October 1, commencing on the first such date after the applicable Drawing giving rise to such DSR Loan, and any date on which all or a portion of the principal of any DSR Loan becomes due and payable upon the prepayment thereof, the final maturity date thereof, the declaration of acceleration with respect thereto, or otherwise.

          "Purchasing Bank" has the meaning set forth in Section 9.9(a).

          "Ratable Share" has the meaning set forth in Section 2.3.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

          "Regulations T, U and X" shall mean Regulations T, U and X of the Federal Reserve System of the United States (or any successors thereto).

          "Regulatory Change" means, subsequent to the date of this Agreement, any adoption or change in United States federal, state or municipal or foreign law or regulations (including without limitation Regulation D) or the adoption or change or making of any application, interpretation, directive, request or guideline of or under any United States federal, state or municipal or foreign law or regulation by any court, central bank or Governmental Authority.

          "Required Banks" means, at any time, Banks (one of which shall be the Agent) having Exposures and unused Commitments representing at least 66 2/3% of the sum of the total Exposures and unused Commitments at such time; provided, however, that, if and so long as there are only two Banks, then "Required Banks" shall mean both of such Banks.

          "Required Lease Indenture Secured Parties" has the meaning set forth in the Lease Indenture.

          "Reserve Requirement" means, for DSR Loans bearing interest at the LIBOR Rate, the rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Security Agent" has the meaning set forth in Recital A.

          "Stated Amount" has the meaning set forth in the Debt Service Reserve Letter of Credit. As of the Closing Date, the Stated Amount shall equal the maximum Outstanding Amount to be in effect on any date during the period from the Closing Date to the five-year anniversary of the Closing Date (as set forth in Schedule 1 hereto).

          "Taxes" has the meaning set forth in Section 2.17(a).

          "Termination Notice" has the meaning set forth in Section 2.2(d).

          "Union Bank" means Union Bank of California, N.A., a national banking association.

        SECTION 1.2    Construction.    In this Agreement, unless expressly specified to the contrary: the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, appendices, exhibits, annexes or schedules are to those of this Agreement; references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities; and all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States.

ARTICLE II

DEBT SERVICE RESERVE LETTER OF CREDIT

        SECTION 2.1    Commitments.    Each Bank irrevocably agrees severally, on the terms and conditions contained in this Agreement, to participate in the Debt Service Reserve Letter of Credit in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on the signature pages hereof or, if such Bank has entered into one or more Commitment Transfer Supplements, set forth for such Bank in the register maintained by the Agent (such agreement by such Bank, as the same may be reduced from time to time pursuant to the terms of this Agreement, herein called such Bank's "Commitment").

        SECTION 2.2    Amount and Term of Debt Service Reserve Letter of Credit.    (a) Subject to the terms and conditions contained in this Agreement, the Issuing Bank irrevocably agrees to issue the Debt Service Reserve Letter of Credit on the Closing Date for the account of the Borrower in favor of the Lease Indenture Trustee, for the benefit of the holders of the Lessor Notes, in the maximum face amount of $13,588,520.83, subject to reduction, increase and reinstatement as provided hereinafter and in the Debt Service Reserve Letter of Credit. On the Closing Date, the Outstanding Amount of the Debt Service Reserve Letter of Credit shall be $13,087,509.12. The Debt Service Reserve Letter of Credit shall expire and all obligations of the Issuing Bank and any Bank in respect thereof shall terminate on the Expiration Date.

          (b)   If the Debt Service Reserve Amount shall reduce or increase in accordance with the Lease Indenture and the Issuing Bank has received written notice thereof from the Borrower, the Outstanding Amount of the Debt Service Reserve Letter of Credit shall be reduced or increased, as the case may be, by an amount equal to the amount of such reduction or increase in the Debt Service Reserve Amount; provided, however, that in no event shall the Outstanding Amount exceed, at any time, the lesser of (i) the Stated Amount in effect at such time and (ii) the Debt Service Reserve Amount in effect at such time. Subject to Section 2.2(d) and Article VI, the Outstanding Amount of the Debt Service Reserve Letter of Credit, as so reduced or increased, shall be reduced to the extent that Drawings are made and shall be reinstated to the extent that DSR Loans are repaid, provided that any such reinstatement shall not cause the Outstanding Amount (when added to the balance in the Debt Service Reserve Account) to exceed the Debt Service Reserve Amount.

          (c)   The Debt Service Reserve Amount in effect, as of the date hereof, during the period from the Closing Date through and including the five-year anniversary of the Closing Date is set forth on Schedule 1 hereto. The Borrower shall deliver, or cause to be delivered, to each of the Agent, the Issuing Bank and the Lease Indenture Trustee prompt notice of the occurrence of any event resulting in an adjustment to the Debt Service Reserve Amount and the calculation of the Outstanding Amount and the Stated Amount resulting from such adjustment, together with all information reasonably necessary to make such calculation. Subject to Section 2.2(d) and Article VI, promptly after its receipt of any such notice, the Issuing Bank shall deliver to the Lease Indenture Trustee a notice in the form of Annex 5 to the Debt Service Reserve Letter of Credit to effect a change in the Outstanding Amount and, if applicable, the Stated Amount of the Debt Service Reserve Letter of Credit.

          (d)   The Issuing Bank shall have the right, upon the occurrence and during the continuation of an Event of Default, to deliver a notice in the form of Annex 2 to the Debt Service Reserve Letter of Credit (a "Termination Notice"), whereupon the Expiration Date shall occur on the date specified in such notice. The Outstanding Amount shall not be reinstated upon repayment of any DSR Loans after the delivery by the Issuing Bank of a Termination Notice.

          (e)   The Agent shall, solely for informational purposes, deliver to the Borrower a copy of any Termination Notice given to the beneficiary under the Debt Service Reserve Letter of Credit, provided, however, that the Issuing Bank's and the Banks' ability to terminate the Debt Service Reserve Letter of Credit shall not be contingent upon the Agent's delivery to the Borrower of such notice and that none of the Agent, the Issuing Bank or the Banks shall incur any liability whatsoever as a result of the Agent's failure to deliver such notice to the Borrower.

        SECTION 2.3    Participations in Debt Service Reserve Letter of Credit.    Immediately upon the issuance of the Debt Service Reserve Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in the Debt Service Reserve Letter of Credit, each Drawing and the other Obligations in respect thereof in an amount equal to the product of (a) a fraction, the numerator of which is the amount of the Commitment of such Bank and the denominator of which is the aggregate amount of all of the Commitments (the "Ratable Share") (provided, however, that if the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.9(a)) and (b) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount of all outstanding DSR Loans. The Agent shall promptly advise each Bank of any change in the Outstanding Amount or the Expiration Date in respect of the Debt Service Reserve Letter of Credit, the cancellation or other termination of the Debt Service Reserve Letter of Credit and any Drawing, provided, however, that failure to provide such notice shall not limit or impair the rights of the Agent hereunder or under the other Operative Documents.

        SECTION 2.4    Drawing and Reimbursement.    The payment by the Issuing Bank of a Drawing shall constitute the making by the Issuing Bank of a loan in the amount of such payment. In the event that a Drawing is not repaid by the Borrower by 12:00 noon, New York City time, on the day of such Drawing, the Agent shall promptly notify each other Bank. Each such Bank shall deliver to the Agent for the Issuing Bank's account, on the day of such notification and in immediately available funds, an amount equal to such Bank's Ratable Share of the payment made by the Issuing Bank and not reimbursed or paid by the Borrower pursuant to this Section 2.4. In the event that any Bank fails to make available to the Agent for the account of the Issuing Bank the amount of such loan, the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at (i) for the first three (3) days of nonpayment, the Federal Funds Rate and (ii) thereafter, the Federal Funds Rate plus 2.50%. Each payment by a Bank pursuant to this Section 2.4 shall constitute a "DSR Loan" under this Agreement.

        SECTION 2.5    Fees.    The Borrower shall pay the following fees to the Agent for the respective accounts of the Persons specified below:

          (a)   for the account of the Agent, a non-refundable administration fee, payable annually in advance on the Closing Date and on each anniversary thereof until the Expiration Date, equal to the Owner Lessor's Percentage of the lesser of (i) the product of (A) $10,000 multiplied by (B) the number of Banks party to this Agreement on the date that such fee is payable, and (ii) $20,000;

          (b)   for the ratable accounts of the Banks, a letter of credit fee, payable semi-annually in advance for the six-month period then commencing, beginning on April 1, 2005, equal to the product of (i) the Outstanding Amount in effect during such period multiplied by (ii) the applicable percentage set forth in the table below, based on the ratings of the Fundco Bonds in effect from time to time; provided, however, that (A) in the event that such ratings as provided by S&P and Moody's are "split" such that the rating associated with one such agency would yield a different applicable percentage than the rating associated with the other such agency (e.g., a rating of "BBB-" from S&P and a rating of "Ba1" from Moody's), then the lower rating (i.e., "Ba1" from Moody's in the example above) shall apply for purposes of determining the applicable percentage, and (B) upon the occurrence and during the continuance of an Event of Default, each of the applicable percentages set forth in the table below shall be increased by 2.0% per annum:

Rating of Fundco Bonds	Applicable Percentage
BBB/Baa2 or higher	1.50% per annum
BBB-/Baa3	1.675% per annum
BB+/Ba1	1.75% per annum
BB/Ba2	2.00% per annum
BB-/Ba3 or lower, or unrated by S&P and/or Moody's	2.50% per annum

  The letter of credit fee shall be increased or decreased in accordance with this Section 2.5(b) upon any change in the applicable ratings of the Fundco Bonds, and such increased or decreased letter of credit fee shall be effective from the date of announcement of any such new ratings. The Borrower agrees to notify the Agent of each change in any rating of the Fundco Bonds promptly after the Borrower receives notice of any such change from Homer City or otherwise obtains Actual Knowledge thereof.

          (c)   for the ratable accounts of the Banks, a commitment fee, payable semi-annually in advance for the six-month period then commencing, beginning on April 1, 2005, equal to 0.25% per annum on the excess of (i) the aggregate amount of the Banks' Commitments hereunder over (ii) the Outstanding Amount in effect during such period;

          (d)   for the account of the Agent, the fees set forth in that certain letter agreement, dated February 11, 2005, among Union Bank, the Borrower, the Other Owner Lessors and Homer City; and

          (e)   for the account of the Issuing Bank, such additional administrative fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the

  Issuing Bank's standard internal charge guidelines, payable on the Monthly Transfer Date next succeeding the date on which the Issuing Bank requests payment from the Borrower for any such fees or charges.

        SECTION 2.6    Interest.    (a) The Borrower shall pay interest on the unpaid principal amount of each DSR Loan resulting from a Drawing, from the date of such DSR Loan until such principal amount has been repaid in full. Except as set forth in Section 2.6(e), such interest shall be payable in arrears on each applicable Interest Payment Date and shall be paid at a rate per annum equal to:

              (i)  so long as no Event of Default has occurred and is continuing, either (x) with respect to an Adjusted Base Rate Loan, the sum of the Adjusted Base Rate in effect from time to time plus the applicable margin determined in accordance with the table set forth below (the "Adjusted Base Rate Margin") or (y) with respect to a LIBOR Rate Loan, the sum of the LIBOR Rate plus the applicable margin determined in accordance with the table set forth below (the "LIBOR Margin"), in each case based on the ratings of S&P and Moody's with respect to the Fundco Bonds in effect from time to time; provided, however, that (A) in the event that such ratings as provided by S&P and Moody's are "split" such that the rating associated with one such agency would yield a different applicable margin than the rating associated with the other such agency, then the lower rating shall apply for purposes of determining the applicable margin and (B) any DSR Loan resulting from a Drawing that is not reimbursed by the Borrower on the date of such Drawing shall bear interest at the rate per annum set forth in clause (x) or (y) above, as applicable, plus an additional margin of 2.0% per annum (provided, however, that such additional margin shall not apply with respect to any such Drawing that results solely from a downgrade by S&P or Moody's of the Issuing Bank's long-term unsecured debt, such that the Issuing Bank no longer has long-term unsecured debt that is rated A2 or higher by Moody's or A or higher by S&P); and

             (ii)  so long as an Event of Default has occurred and is continuing (other than any failure to pay the principal amount of any DSR Loan when due, which principal amount shall bear interest pursuant to Section 2.6(e) and not this clause (ii)), with respect to each DSR Loan, the higher of (A) the interest rate applicable to Adjusted Base Rate Loans from time to time pursuant to Section 2.6(a)(i) plus 2.0% per annum and (B) 2.0% per annum above the interest rate applicable to such DSR Loan from time to time pursuant to Section 2.6(a)(i).

Rating of Fundco Bonds	Adjusted Base Rate Margin	LIBOR Margin
BBB/Baa2 or higher	0.50% per annum	1.50% per annum
BBB-/Baa3	0.675% per annum	1.675% per annum
BB+/Ba1	0.75% per annum	1.75% per annum
BB/Ba2	1.00% per annum	2.00% per annum
BB-/Ba3 or lower, or unrated by S&P and/or Moody's	1.50% per annum	2.50% per annum

  The Applicable Base Rate Margin and LIBOR Margin shall be increased or decreased in accordance with this Section 2.6(a) upon any change in the applicable ratings of the Fundco Bonds, and such increased or decreased Applicable Base Rate Margin and LIBOR Margin shall be effective from the date of announcement of any such new ratings.

          (b)   Subject to Sections 2.6(a)(i)(B) and 2.6(a)(ii), each Drawing and each DSR Loan made pursuant to Section 2.4 shall initially bear interest based on the Adjusted Base Rate as in effect from time to time plus the Adjusted Base Rate Margin; provided, however, that prior to the making of any DSR Loan, the Borrower may give the Agent written notice of the Borrower's election that such DSR Loan shall bear interest based on the LIBOR Rate. Such notice shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon, New York City time, three (3) Business Days prior to the occurrence of the Drawing giving rise to such DSR Loan. The Agent shall promptly notify the Banks of the contents of each such notice. Subject to Sections 2.6(d), 2.19 and 2.23, such DSR Loan shall then bear interest based on the LIBOR Rate from the date of such DSR Loan.

          (c)   Subject to Sections 2.6(d), 2.19 and 2.23, unless an Event of Default shall have occurred and be continuing, the Borrower may at any time, upon three (3) Business Days' irrevocable written notice to the Agent, (x) convert (i) any Adjusted Base Rate Loan to a LIBOR Rate Loan or (ii) any LIBOR Rate Loan to an Adjusted Base Rate Loan, provided that a LIBOR Rate Loan may be converted only on the last day of the applicable Interest Period with respect thereto or (y) continue any LIBOR Rate Loan as a LIBOR Rate Loan with the same or a different Interest Period on the last day of the applicable Interest Period with respect thereto. The Agent shall promptly notify the Banks of the contents of each such notice. In the event the Borrower fails to select the applicable interest rate, within the time period and otherwise as provided in this Section 2.6(c), such DSR Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into an Adjusted Base Rate Loan on the last day of the then current Interest Period for such DSR Loan or (if outstanding as an Adjusted Base Rate Loan) will remain as, or (if not then outstanding) will be made as, an Adjusted Base Rate Loan.

          (d)   The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to any failure for any reason (i) of any LIBOR Rate Loan, pursuant to a notice given under Section 2.6(b), to occur or (ii) of the Borrower to convert an Adjusted Base Rate Loan from such Bank to a LIBOR Rate Loan, or to continue a LIBOR Rate Loan, as and when specified in the relevant notice given pursuant to Section 2.6(b) or 2.6(c).

          (e)   Any principal, interest, fees or other amounts payable by the Borrower hereunder or under any of DSR Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand on the Monthly Transfer Date immediately following such demand (provided such demand is made at least five (5) Business Days prior thereto, or if not, on the next Monthly Transfer Date).

        SECTION 2.7    Repayment.    (a) The Borrower shall repay the principal amount of the DSR Loans in full on the Expiration Date.

          (b)   Subject to Section 2.7(c), on the date of each Drawing, the Issuing Bank shall reduce the Outstanding Amount thereafter available for drawings under the Debt Service Reserve Letter of Credit by the amount of such Drawing.

          (c)   Subject to Section 2.2 and Article VI and the terms of the Debt Service Reserve Letter of Credit, the Issuing Bank shall, upon receipt of written notice from the Borrower, reinstate the Outstanding Amount to the extent of any repayment or prepayment of the principal amount of any DSR Loan.

        SECTION 2.8    Prepayments.    (a) The Borrower may, at any time and from time to time on any Business Day, irrevocably notify the Agent in writing that the Borrower intends to prepay all or any portion (and so stating the aggregate principal amount to be prepaid) of the DSR Loans then outstanding on a day which is at least three (3) Business Days after the date of such notice. If the Borrower delivers any such notice, the Borrower shall, not later than 12:00 noon, New York City time, on the prepayment date set forth in such notice, prepay without premium or penalty the outstanding principal amount of the DSR Loans so indicated in such notice, together with accrued interest to the date of such prepayment on the principal amount so prepaid.

          (b)   The Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or reasonable out-of-pocket expense which such Bank incurs as a result of a prepayment of any DSR Loan bearing interest at the LIBOR Rate on a date which is not the last day of an Interest Period applicable thereto.

          (c)   All prepayments made hereunder shall be applied by the Agent and the Banks against the principal amount of outstanding DSR Loans (i) as long as no Event of Default has occurred and is continuing, in the order as specified by Borrower or, in the absence of such specification, in the order such DSR Loans were made, and (ii) if an Event of Default has occurred and is continuing, in the order as specified by the Agent or, in the absence of such specification, in the order such DSR Loans were made.

        SECTION 2.9    Security.    The Obligations shall be secured by the Security Documents, the rights and remedies in respect of which shall be exercised pursuant to the Lease Indenture.

        SECTION 2.10    Payments.    (a) The Borrower shall make each payment hereunder and under the DSR Notes not later than 1:00 P.M., New York City time, on the day when due in United States dollars to the Agent at its address set forth in Section 9.2, in immediately available funds; provided that, notwithstanding the foregoing or anything else to the contrary herein, if such payment is received after 1:00 P.M. but before 5:00 P.M. on the day when due, then such payment will not be considered late but interest will accrue on such payment amount for one additional day, and such additional accrued interest shall be paid on the next Monthly Transfer Date. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal (including reimbursement of Drawings), interest or fees ratably (other than amounts payable for the account of the Agent or the Issuing Bank pursuant to Section 2.5(a), (d) or (e) or payable pursuant to Section 9.4) to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

          (b)   Unless the Agent receives notice from the Borrower before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower has not so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date on which such Bank repays such amount to the Agent (i) for the first three (3) days of non-repayment, at the Federal Funds Rate and (ii) thereafter, at the Federal Funds Rate plus 2.50% per annum.

        SECTION 2.11    Computation of Interest and Fees.    All computations of interest and fees hereunder shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each calculation and each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        SECTION 2.12    Payments on Non-Business Days.    Whenever any payment hereunder or under any DSR Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If no due date is specified for the payment of any amount payable by the Borrower hereunder, such amount shall be due and payable not later than ten (10) Business Days after receipt by the Borrower of written demand from the Agent for the payment thereof. In connection with a LIBOR Rate Loan, if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding

Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

        SECTION 2.13    Sharing of Payments, Etc.    If any Bank obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Commitment or the DSR Loans made by it (other than pursuant to Section 9.4) in excess of its ratable share of such payments obtained by all of the Banks, then such Bank shall forthwith purchase from the other Banks such participations in their Commitments or the DSR Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from such other Banks shall be rescinded and such other Banks shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to each such other Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law and the terms of this Agreement, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

        SECTION 2.14    Evidence of Debt.    (a) The indebtedness of the Borrower resulting from all DSR Loans made by each Bank from time to time shall be evidenced by an appropriate notation on the schedule, or a continuation thereof, to the Debt Service Reserve Letter of Credit Promissory Note substantially in the form of Exhibit B (each a "DSR Note"), delivered by the Borrower to such Bank; provided, however, that the failure by any Bank to make any such notation shall not affect the obligations of the Borrower under such DSR Note or any other Letter of Credit Document.

          (b)   The books and accounts of the Agent shall be conclusive evidence, absent manifest error, of the amounts of all Drawings, DSR Loans, fees, interest and other amounts advanced, due, outstanding, payable or paid pursuant to this Agreement or any DSR Note.

        SECTION 2.15    Increased Debt Service Reserve Letter of Credit Costs.    If, after the date hereof, any introduction of or change in any Applicable Law (including for purposes hereof, any directive, guideline or requirement of any Governmental Authority (whether or not having the force of law)) or in the interpretation thereof by any Governmental Authority charged with the administration thereof either (a) imposes, modifies or makes applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits or other liabilities in or for the account of, the Agent, the Issuing Bank or any Bank or (b) imposes on the Agent, the Issuing Bank or any Bank any other condition regarding this Agreement, the Agent, the Issuing Bank, such Bank, the Debt Service Reserve Letter of Credit or the DSR Loans, and the result of any event referred to in the preceding clause (a) or (b) is to increase the cost to the Agent, the Issuing Bank or such Bank of issuing or maintaining the Debt Service Reserve Letter of Credit or the DSR Loans, reduce the amount of any payment receivable by the Agent, the Issuing Bank or such Bank hereunder or reduce the rate of return on the Issuing Bank's or any Bank's capital as a consequence of its obligations hereunder below that which the Issuing Bank or such Bank (as the case may be) would have achieved but for such circumstance, then, in each such case, upon demand by the Agent, the Issuing Bank or such Bank, the Borrower shall pay to the Agent, the Issuing Bank or such Bank, from time to time as specified thereby on the next scheduled Monthly Transfer Date, additional amounts sufficient to compensate the Agent, the Issuing Bank or such Bank for such increased costs, reduction in payments receivable or reduction in rate of return. A certificate as to any such additional amount or amounts submitted by Agent or by the Issuing Bank or a Bank (as the case may be), through the Agent, to the Borrower and the other Banks shall certify that similar demands have been made to other customers of the Agent, the Issuing Bank or such Bank (as the case may be) which are subject to similar provisions and shall, in the absence of manifest error, be final and conclusive. In determining such amount, the Agent, the Issuing Bank and each Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate the Agent, the Issuing Bank or any Bank for any amount described in this Section 2.15 arising or occurring during (i) any time period commencing not more than 90 days prior to the date on which the Issuing Bank or such Bank notifies the Agent and the Borrower, or on which the Agent notifies the Borrower, as the case may be, that the Issuing Bank, such Bank or the Agent proposes to demand such compensation and (ii) any time period during which, because of the unannounced retroactive application of such statute, regulation or other basis, the Agent, the Issuing Bank or such Bank, as the case may be, could not have known that such amount might arise or accrue.

        SECTION 2.16    Capital Adequacy.    If the Agent, the Issuing Bank or any Bank reasonably determines that compliance with any Applicable Law (including for purposes hereof, any directive, guideline or requirement of any Governmental Authority (whether or not having the force of law)) affects or would affect the amount of capital required or expected to be maintained by the Agent, the Issuing Bank or such Bank or any Person controlling the Agent, the Issuing Bank or such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment or the issuance of the Debt Service Reserve Letter of Credit or outstanding DSR Loans, then, upon demand by the Agent, the Issuing Bank or such Bank, the Borrower shall pay to the Agent, the Issuing Bank or such Bank (as the case may be), from time to time as specified thereby, additional amounts sufficient to compensate the Agent, the Issuing Bank or such Bank (as the case may be) in light of such circumstances, to the extent that the Agent, the Issuing Bank or such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment or the issuance of the Debt Service Reserve Letter of Credit or such DSR Loans. A certificate as to any such additional amount or amounts submitted by the Agent or by the Issuing Bank or a Bank, through the Agent, to the Borrower and the other Banks shall certify that similar demands have been made to other customers of the Agent, the Issuing Bank or such Bank (as the case may be) which are subject to similar provisions and shall, in the absence of manifest error, be final and conclusive. In determining such amount, the Agent, the Issuing Bank and each Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate the Agent, the Issuing Bank or any Bank for any amount described in this Section 2.16 arising or occurring during (i) any time period commencing not more than 90 days prior to the date on which the Issuing Bank or such Bank notifies the Agent and the Borrower, or on which the Agent notifies the Borrower, as the case may be, that the Issuing Bank, such Bank or the Agent proposes to demand such compensation and (ii) any time period during which, because of the unannounced retroactive application of such statute, regulation or other basis, the Agent, the Issuing Bank or such Bank, as the case may be, could not have known that such amount might arise or accrue.

        SECTION 2.17    Taxes.    (a) All payments, except as otherwise provided in Section 2.17(c), by the Borrower of principal of, and interest on, the DSR Notes and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Bank's net income, in each case, imposed as a result of a connection between the Bank and the jurisdiction imposing the tax (other than a connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

              (i)  pay directly to the relevant authority the full amount required to be so withheld or deducted;

             (ii)  within 30 days after such payment forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

            (iii)  pay to the Agent for the account of the Agent, the Issuing Bank or the Banks (as the case may be) such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent, the Issuing Bank and each Bank will equal the full amount the Agent, the Issuing Bank and such Bank would have received had no such withholding or deduction been required.

  Moreover, if any Taxes are directly asserted against the Agent, the Issuing Bank or any Bank with respect to any payment received by the Agent, the Issuing Bank or such Bank hereunder, the Agent, the Issuing Bank or such Bank (as the case may be) may pay such Taxes and, upon receipt of notice from the Agent, the Issuing Bank or such Bank within 30 days after such payment, the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

          (b)   If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent, the Issuing Bank and the Banks for any incremental Taxes, interest or penalties that may become payable by the Agent, the Issuing Bank or any Bank as a result of any such failure.

          (c)   Each Bank that is not a United States person as defined in Section 7701(a)(3) of the Code (a "Non-U.S. Bank") shall deliver to the Borrower and the Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the DSR Notes. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Each Non-U.S. Bank shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). The Borrower shall not be required to increase any such amounts payable to any Non-U.S. Bank with respect to any Taxes (i) that are attributable to such Non-U.S. Bank's failure to comply with the requirements of this Section 2.17(c) or (ii) that are United States withholding taxes imposed on amounts payable to such Bank at the time the Bank becomes a party to this Agreement, except to the extent that such Bank's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 2.17(a). Notwithstanding any other provision of this Section 2.17(c), a Non-U.S. Bank shall not be required to deliver any form pursuant to this Section 2.17(c) that such Non-U.S. Bank is not legally able to deliver.

        SECTION 2.18    Change of Law.    (a) Notwithstanding any other provision of this Agreement, if any Regulatory Change, or compliance by any Bank with any Regulatory Change, makes it unlawful or impossible for any Bank to make, maintain or continue its proportionate interest in the Debt Service Reserve Letter of Credit or any DSR Loan (or commitments therefor), then such Bank shall promptly give notice together with evidence thereof to the Borrower and the Agent, and the Borrower shall pay forthwith all amounts outstanding, accrued or payable under this Agreement to such Bank and cause such Bank to be released from all obligations of such Bank under this Agreement.

          (b)   A Bank shall (consistent with legal and regulatory restrictions) designate a different lending office for the DSR Loans (or commitments therefor) or its participation in the Debt Service Reserve Letter of Credit affected pursuant to this Section 2.18 before giving any notice to the Borrower and the Agent pursuant to this Section 2.18 if such designation will avoid the need for giving such notice and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate a lending office located in the United States of America. If the Borrower so requests within ten (10) days of receipt of the notice referred to above (which notice is based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder), such Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

        SECTION 2.19    Non-Availability.    (a) If at any time dollar deposits in the principal amount of any Bank's proportionate interest in, or obligation under, any DSR Loan bearing interest at the LIBOR Rate are not available to such Bank in the London interbank market for the next Interest Period, such Bank shall so notify the Agent, who shall so notify the Borrower, and the obligation of such affected Bank to make or continue or to convert DSR Loans into DSR Loans bearing interest based on the LIBOR Rate shall be immediately suspended and during such suspension be converted into an obligation to do the same with respect to DSR Loans bearing interest at the Adjusted Base Rate; provided, however, that outstanding DSR Loans bearing interest at the LIBOR Rate shall be converted into DSR Loans bearing interest at the Adjusted Base Rate on the last day of the then current Interest Period applicable to such DSR Loans.

          (b)   If at any time the interest rate then in effect based on the LIBOR Rate does not adequately and fairly reflect, in the reasonable judgment of any Bank, the cost for such Bank of advancing or maintaining its respective proportionate interest in any DSR Loan bearing interest at the LIBOR Rate during any Interest Period, then such Bank shall notify the Agent, who shall so notify the Borrower, and interest on such Bank's proportionate share of the DSR Loans shall for any subsequent Interest Period accrue at the Adjusted Base Rate.

          (c)   If the Borrower so requests after the suspension of a Bank's obligation to make DSR Loans bearing interest at the LIBOR Rate under this Section 2.19 for at least ten (10) consecutive Business Days based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder, such Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

        SECTION 2.20    Assignments by Banks.    (a) If (i) a Bank is required to comply with this Section 2.20 after a request from the Borrower pursuant to Section 2.17, 2.18 or 2.19 or (ii) the Borrower requests that the provisions of this Section 2.20 apply to a Bank within ten (10) days after it receives a notice from the Agent that (A) such Bank has failed to make available to the Agent its portion of any DSR Loan on the date required to be made available to the Agent pursuant to this Agreement after the Agent has made written demand upon such Bank for such payment or (B) such Bank has provided the Agent with notice that such Bank shall not make available to the Agent such portion of any DSR Loan required to be made available to the Agent pursuant to this Agreement or (C) such Bank has failed to reimburse the Agent pursuant to the terms of this Agreement, such Bank shall assign all or a part of its proportionate share of the DSR Loans and its commitment to make

DSR Loans to a replacement Bank (which may be, but is not required to be, one of the other Banks) designated by the Borrower, provided that any assignment or transfer made by a Bank to a replacement Bank shall satisfy the following conditions: (i) the Borrower shall promptly pay when due all reasonable fees and expenses which such Bank incurs in connection with such transfer or assignment and (ii) any assignment of all or part of the DSR Loans or obligations shall be made without recourse, representation or warranty, and the Borrower shall cause the replacement Bank to pay to the Agent for the account of the assigning Bank in immediately available funds all amounts outstanding or payable under this Agreement to each Bank assigning its interest in the DSR Loans.

          (b)   Each Bank agrees that as promptly as practicable after it has made a determination to make a claim for amounts under Section 2.8(b), 2.15, 2.16 or 2.17 with respect to events or conditions arising after the date hereof, it shall notify the Borrower of the same and use commercially reasonable efforts (consistent with legal and regulatory restrictions and such Bank's internal policies) to mitigate the effect of such provisions on the Borrower, including (i) in the case of Section 2.15, 2.16 or 2.17, efforts to make, fund, issue or maintain its DSR Loans or the Debt Service Reserve Letter of Credit, as relevant, through another office of such Bank and (ii) in the case of Section 2.8(b), efforts to reemploy amounts held by such Bank, in each case (x) if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to any of such provisions of this Agreement would be reduced, or the illegality or other adverse circumstances which would otherwise require a prepayment of such DSR Loans or the suspension of the issuance of, or of drawings under, the Debt Service Reserve Letter of Credit pursuant to any of such provisions would cease to exist, and (y) if, as determined by such Bank in good faith, the making, funding, issuing or maintaining of such DSR Loan or the Debt Service Reserve Letter of Credit, or the making of drawings under the Debt Service Reserve Letter of Credit through such other office would not otherwise adversely affect such Bank.

        SECTION 2.21    Reduction in Commitments/DSR Loans.    The Borrower shall have the right to refinance all Commitments and all of the outstanding DSR Loans, if any, in whole but not in part, without premium or penalty upon at least ten (10) days' prior written notice to the Agent; provided, however, that the Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or reasonable out-of-pocket expense which such Bank incurs as a result of a refinancing pursuant to this Section 2.21 of any DSR Loan bearing interest at the LIBOR Rate on a date which is not the last day of an Interest Period applicable thereto. In any refinancing of such Commitments, the Borrower shall cause the Debt Service Reserve Letter of Credit to be released and returned to the Issuing Bank.

        SECTION 2.22    Right of Set-off.    The Borrower hereby authorizes the Issuing Bank and each Bank, upon the occurrence and during the continuance of any Event of Default, at any time and from time to time, without notice to the Borrower or any Person other than the Lease Indenture Trustee (any such notice being hereby expressly waived by the Borrower to the extent it may legally do so) to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by the Issuing Bank or such Bank (as the case may be) in any of its offices, wherever located (whether such deposits or indebtedness be in dollars or in any other currency), to or for the credit or the account of the Borrower against any and all of the Obligations and liabilities of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not the Agent shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each of the Issuing Bank and the Banks agrees to promptly notify the Borrower of any such set-off and application by such Person.

        SECTION 2.23    Minimum Amounts.    (a) Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of DSR Loans bearing interest based on the LIBOR Rate shall be in an amount at least equal to $1,000,000 or in multiples of $1,000,000 in excess thereof and, if any DSR Loans bearing interest based on the LIBOR Rate would otherwise be in a lesser principal amount for any period, such DSR Loans shall bear interest based on the Adjusted Base Rate during such period.

          (b)   Not more than six (6) DSR Loans bearing interest at the LIBOR Rate may be outstanding at one time.

ARTICLE III

CONDITIONS PRECEDENT

        SECTION 3.1    Conditions Precedent to Issuance of Debt Service Reserve Letter of Credit.    The obligation of the Issuing Bank to issue the Debt Service Reserve Letter of Credit is subject to the satisfaction of the following conditions precedent:

          (a)   the Agent shall have received the following, each dated on or before the Closing Date unless otherwise specified below, in form and substance satisfactory to the Agent and in the number of originals or photostatic copies reasonably required by the Agent:

              (i)  this Agreement and the DSR Notes duly executed by the Borrower;

             (ii)  a certificate of the Lease Indenture Trustee as to the incumbency and specimen signatures of the officers of the Lease Indenture Trustee authorized to make Drawings, to execute and present certificates under the Debt Service Reserve Letter of Credit, and otherwise to communicate with the Agent with respect thereto;

            (iii)  Amendment No. 1 to the Lease Indenture, substantially in the form of Exhibit D, duly executed by the Borrower, the Lease Indenture Trustee and the Security Agent;

            (iv)  a satisfactory report on the Facility from the Agent's independent engineer;

             (v)  a base case project model demonstrating debt service coverages satisfactory to the Agent over the term of this Agreement;

            (vi)  evidence that such actions necessary or appropriate to grant to the Security Agent, for the benefit of the Lease Indenture Secured Parties (as defined in the Lease Indenture) (including, without limitation, the Agent, the Issuing Bank and the Banks), a first priority perfected security interest in the Collateral (as defined in the Lease Indenture) have been taken, including, without limitation, filings of appropriate financing statements under the Uniform Commercial Code;

           (vii)  written opinions of counsel to the Borrower, the Owner Manager and Homer City as to such matters as the Agent may reasonably request;

          (viii)  certified copies of the resolutions of the members of the Borrower and/or the board of directors (or comparable governing body) of the Owner Manager authorizing the Borrower to enter into this Agreement and each of the other Letter of Credit Documents to which it is, or is to be, a party;

            (ix)  a certificate of an Authorized Officer of the Owner Manager certifying the names, true signatures and incumbency of the officers of the Owner Manager authorized to sign, on behalf of the Borrower, this Agreement and the other Letter of Credit Documents to which the Borrower is, or is to be, a party, and the other documents to be delivered hereunder and thereunder;

             (x)  copies of the certificate of formation and limited liability company agreement of the Borrower, together with all amendments thereto, certified by an Authorized Officer of the Owner Manager;

            (xi)  good standing certificates with respect to the Borrower issued by the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Pennsylvania (or other evidence of good standing satisfactory to the Agent) not earlier than the date ten (10) days prior to the Closing Date; and

           (xii)  evidence that the Existing Reimbursement Agreement has been irrevocably terminated, all obligations of the Borrower thereunder have been paid in full, and, concurrently with the issuance of the Debt Service Reserve Letter of Credit pursuant to the terms of this Agreement, the debt service reserve letter of credit issued pursuant thereto has been surrendered for cancellation to the issuing bank thereunder;

          (b)   concurrently with the issuance of the Debt Service Reserve Letter of Credit, the Lease Indenture and the other Operative Documents shall be in full force and effect;

          (c)   the Borrower shall have paid all accrued fees and expenses (as provided in Sections 2.5 and 9.4) of the Agent, the Issuing Bank and the Banks (including the reasonable accrued fees and disbursements of counsel to the Agent and the Issuing Bank), to the extent that one or more statements for such fees and expenses have been presented for payment;

          (d)   all of the representations and warranties of the Borrower made in Article IV hereof shall be true and correct as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), and the Agent shall have received a certificate of an Authorized Officer of the Owner Manager certifying the foregoing;

          (e)   both before and after giving effect to the transactions contemplated by this Agreement, no Lease Default or Lease Event of Default shall have occurred and be continuing;

          (f)    both before and after giving effect to the transactions contemplated by this Agreement, no Event of Loss, Lease Indenture Default, Lease Indenture Event of Default, Default, Event of Default or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Loss shall have occurred and be continuing, and the Agent shall have received a certificate of an Authorized Officer of the Owner Manager certifying the foregoing; and

          (g)   the Agent shall have received such other approvals, opinions, evidence and documents (including financial statements of the Borrower) as it may reasonably request and which are customary for transactions of the type contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          (a)    Incorporation by Reference.    The Borrower hereby makes for the benefit of the Agent, the Issuing Bank and the Banks all of the representations and warranties of the Borrower made in Section 3.2 of the Participation Agreement (unless any such representation and warranty expressly relates solely to an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), in the form of such representations and warranties as they exist on the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to in accordance with Section 9.1. Such representations and warranties are incorporated herein by reference as if set forth at length in this Agreement; provided that each reference to the term "Agreement" therein shall be deemed to be a reference to each of this Agreement and the DSR Notes; and with any other appropriate substitutions designed to bestow upon the Agent, the Issuing Bank and the Banks the benefit of such representations and warranties in the same manner and to the same extent bestowed upon the other parties under the Participation Agreement.

          (b)    Regulations T, U and X.    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Drawing or any DSR Loan will be used for a purpose which violates, or would be inconsistent with, Regulation T, U or X. Terms for which meanings are provided in Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          (c)    Investment Company Act.    The Borrower is not subject to any regulation as an "investment company" under the Investment Company Act of 1940, as amended.

          (d)    The Obligations.    The Obligations are senior secured Indebtedness of the Borrower ranking at least pari passu with all other secured Indebtedness of the Borrower.

          (e)    Pension and Welfare Plans.    The Borrower has no Pension Plans.

          (f)    Subsidiaries.    The Borrower has no Subsidiaries or investments in other Persons (other than the Lessor Estate).

          (g)    Amendment to Operative Documents.    As of the date hereof, there have been no amendments to any of the Operative Documents since December 7, 2001 except as set forth on Schedule 2 hereto, copies of which have been delivered to the Agent. After the date hereof, there will be no amendments to any of the Operative Documents except in compliance with the terms of the Lease Indenture, provided that copies of such amendments will have been delivered to the Agent.

ARTICLE V

COVENANTS

        So long as any Commitment is in effect, the Debt Service Reserve Letter of Credit is outstanding or the Obligations remain unpaid, unless compliance has been waived in accordance with Section 9.1:

          (a)   all of the covenants of the Borrower contained in Article VII of the Participation Agreement and Article V and Article VI of the Lease Indenture, in the form of such covenants as they exist as of the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to in accordance with Section 9.1, are hereby incorporated and made applicable by reference as if set forth at length in this Agreement; provided that each reference to the term "Participation Agreement" or "Lease Indenture" therein shall be deemed to be a reference to each of this Agreement and the DSR Notes; each reference to the Lease Indenture Trustee or Security Agent therein shall be deemed to be a reference to the Agent, the Issuing Bank and the Banks; and with any other appropriate substitutions designed to bestow upon the Agent, the Issuing Bank and the Banks the benefit of such covenants in the same manner and to the same extent as in the Participation Agreement and the Lease Indenture, and the Borrower shall observe and perform all of such incorporated covenants;

          (b)   the Borrower will not, without the prior written approval of the Required Banks, terminate, amend or otherwise modify any provision of any Operative Document if such termination, amendment or other modification would affect the priority of payments from the Revenue Account under the Amended and Restated Security Deposit Agreement in a manner adverse to the Agent, the Issuing Bank or any Bank, amend the Rent Payment Dates in a manner adverse to the Agent, the Issuing Bank or any Bank, or change the voting requirements under the Lease Indenture in a manner adverse to the Agent, the Issuing Bank or any Bank;

          (c)   the Borrower will furnish, or cause to be furnished, to the Agent (i) copies of all financial statements, operating budgets, notices and other information delivered by Homer City to the

  Owner Lessor or the Owner Participant pursuant to Article V of the Participation Agreement and (ii) copies of all material notices delivered by the Facility Lessee to the Owner Lessor pursuant to the Facility Lease, in each case promptly after its receipt thereof from the Facility Lessee; and

          (d)   the Borrower shall not (i) directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of the Undivided Interest, in one or a series of transactions, to the Facility Lessee or any other Person or Persons or (ii) permit the Facility Lessee to assume any of the Lessor Notes, in each case unless all obligations of the Borrower under this Agreement and the other Letter of Credit Documents to which the Borrower is a party have been assumed by the Facility Lessee (or another Person or Persons acceptable to the Agent, the Issuing Bank and the Banks) pursuant to documentation in form, scope and substance satisfactory to the Agent, the Issuing Bank and the Banks.

ARTICLE VI

DEFAULTS AND REMEDIES

        SECTION 6.1    Events of Default.    Each of the following shall constitute an "Event of Default" hereunder:

          (a)   any amount in respect of costs and expenses due by the Borrower under this Agreement shall not be paid in full within thirty (30) Business Days following delivery of notice thereof to the Borrower; or

          (b)   any amount in respect of fees due by the Borrower under this Agreement shall not be paid in full within five (5) Business Days following delivery of notice thereof to the Borrower; or

          (c)   any amount due by the Borrower in respect of interest on any DSR Loan shall not be paid in full within five (5) Business Days after its due date; or

          (d)   any amount due by the Borrower in respect of principal of any DSR Loan shall not be paid to the Agent in full within five (5) Business Days after its due date; or

          (e)   any representation or warranty made by or on behalf of the Borrower in this Agreement (including by incorporation by reference) or in any certificate furnished to the Agent, the Issuing Bank or the Banks shall prove to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has had or is reasonably expected to have a Material Adverse Effect and such misrepresentation shall continue uncured for thirty (30) or more days from the date an Authorized Officer of the Borrower obtains actual knowledge thereof;

          (f)    the Borrower shall fail to perform or observe any covenant or agreement contained in (i) Section 7.2, 7.4, 7.6 or 7.11 of the Participation Agreement or Section 6.1 of the Lease Indenture (as incorporated into paragraph (a) of Article V of this Agreement) or (ii) paragraph (b) of Article V of this Agreement, and such failure shall continue uncured for thirty (30) or more days after an Authorized Officer of the Borrower has actual knowledge of such failure; or

          (g)   the Borrower shall fail to perform or observe any of its covenants contained (including by incorporation by reference) in any other provision of this Agreement (other than those referred to in paragraphs (a), (b), (c), (d), (e) and (f) above) and such failure shall continue uncured for sixty (60) or more days after an Authorized Officer of the Borrower has actual knowledge of such failure; provided that if the Borrower commences and diligently pursues efforts to cure such default within such sixty (60) day period, the Borrower may continue to effect such cure of the default (and such default shall not be deemed as "Event of Default" hereunder) for an additional thirty (30) days so long as the Borrower is diligently pursuing such cure; or

          (h)   an "Event of Default" under any of paragraphs (a), (b), (c), (d) or (g) of Section 7.1 of the Lease Indenture shall occur and be continuing; or

          (i)    an "Event of Default" under any of paragraphs (e) or (f) of Section 7.1 of the Lease Indenture shall occur and be continuing; or

          (j)    the Borrower shall fail to perform or observe any covenant or agreement contained in paragraph (d) of Article V of this Agreement.

        SECTION 6.2    Remedies.    If any Event of Default (other than an Event of Default specified in Section 6.1(i) hereof) shall have occurred and be continuing, then the Agent (or, if applicable, the Issuing Bank) shall at the request of the Required Banks take one or more of the following actions: (i) by notice to the Borrower and the Lease Indenture Trustee, declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and, after giving thirty (30) days' written notice to the beneficiary of the outstanding Debt Service Reserve Letter of Credit, terminate the Debt Service Reserve Letter of Credit; or (ii) declare the Obligations and all other amounts payable under this Agreement and the DSR Notes to be immediately due and payable, whereupon the Obligations and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; or (iii) terminate the ability of the Borrower to cause reinstatement of the Outstanding Amount through the reimbursement of Drawings, as contemplated by the terms hereof. If any Event of Default specified in Section 6.1(i) hereof shall have occurred and be continuing, the Commitments shall terminate automatically, the full unpaid amount of any outstanding Obligations and any other amounts payable under this Agreement and the DSR Notes shall be immediately due and payable, and the ability of the Borrower to cause reinstatement of the Outstanding Amount through reimbursement of Drawings shall terminate automatically, in each case without any further action, notice, demand or presentment. If an Event of Default specified in paragraph (a) of Section 7.1 of the Lease Indenture shall occur and be continuing and no other Event of Default shall have occurred and be continuing, the Agent shall withhold from exercising its right to accelerate as set forth in clause (ii) of this Section 6.2 for so long as the Lease Indenture Trustee has not exercised any of its remedies with respect thereto under the Lease Indenture; provided that, notwithstanding the foregoing, in no event shall the Agent be required to withhold the exercise of such right to accelerate for a period of time that is in excess of ninety (90) days.

ARTICLE VII

CHARACTER OF OBLIGATIONS

        SECTION 7.1    Obligations Absolute.    The Obligations shall be absolute, unconditional and irrevocable and shall not be affected or impaired under any circumstances whatsoever, including the following circumstances:

          (a)   any lack of validity or enforceability of any provision of any Operative Document;

          (b)   any amendment or waiver of, or any consent to departure from, any provision of any Operative Document;

          (c)   the existence of any claim, setoff, defense or other right that the Borrower may have at any time against the Lease Indenture Trustee, any other beneficiary of the Debt Service Reserve Letter of Credit (or any Person for whom the Lease Indenture Trustee or any such beneficiary may be acting), any Bank, the Issuing Bank, the Agent or any other Person, whether in connection with any Operative Document, the transactions contemplated thereby or any unrelated transaction;

          (d)   any statement or signature in any certificate or other document presented under the Debt Service Reserve Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any such statement being untrue or inaccurate in any respect whatsoever;

          (e)   any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Operative Document or any guaranty for any of the Obligations;

          (f)    payment by the Issuing Bank under the Debt Service Reserve Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Debt Service Reserve Letter of Credit;

          (g)   any issuance of additional Permitted Indebtedness or additional Lessor Notes; and

          (h)   any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

        SECTION 7.2    No Personal Liability; Termination.    Except as may otherwise specifically be provided in the Lease Indenture or in the Participation Agreement, all payments to be made in respect of the Debt Service Reserve Letter of Credit, the DSR Notes or under this Agreement shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Lease Indenture, and the Owner Participant shall not have any obligation for payments in respect of the Debt Service Letter of Credit, the DSR Notes or under this Agreement. The Issuing Bank, the Agent and each Bank hereby each agree that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Issuing Bank, the Agent or such Bank, as the case may be, as herein provided and that, except as expressly provided in the Lease Indenture or the Participation Agreement, (x) none of the Owner Participant, the Owner Manager, the Security Agent or the Lease Indenture Trustee, or any Affiliate of any thereof, shall be personally liable to the Issuing Bank, the Agent or such Bank for any amounts payable hereunder, under such DSR Note or for any performance to be rendered under this Agreement, any DSR Note or any other Letter of Credit Document or for any liability under this Agreement, any DSR Note or any other Letter of Credit Document, and (y) such amounts shall be non-recourse to the assets of each of the Owner Participant, the Security Agent, the Owner Manager or the Lease Indenture Trustee, or any Affiliate of any thereof. Nothing contained in this Section 7.2 limiting the liability of the Owner Lessor shall derogate from the right of the Issuing Bank, the Agent or the Banks to proceed against the Indenture Estate in accordance with the Lease Indenture to secure and enforce all payments and obligations due hereunder and under the DSR Notes.

        In furtherance of the foregoing, to the fullest extent permitted by law, the Issuing Bank, the Agent and each Bank (and each assignee of such Person), by their acceptance thereof agrees, as a condition to its being secured under the Lease Indenture, that neither they nor the Lease Indenture Trustee will exercise any statutory right to negate the agreements set forth in this Section 7.2.

        Nothing herein contained shall be interpreted as affecting the representations, warranties or agreements of the Owner Lessor expressly set forth in the Participation Agreement or the Lessor LLC Agreement or this Agreement.

        The Issuing Bank, the Agent and each Bank acknowledge and agree that this Agreement (and the DSR Notes) shall terminate and shall be of no further force or effect upon the termination of the Lease Indenture in accordance with the proviso to Section 12.1 thereof (including upon any sale or other final disposition by the Security Agent of all property constituting part of the Indenture Estate and the final distribution by the Security Agent of all moneys or other property or proceeds constituting part of the Indenture Estate in accordance with the terms thereof).

        SECTION 7.3    Limited Liability of Agent and Banks.    As among the Borrower, the Agent, the Issuing Bank and the Banks, the Borrower assumes all risks of the acts or omissions of the beneficiaries of the Debt Service Reserve Letter of Credit with respect to the use of the Debt Service Reserve Letter of Credit. Neither the Agent nor the Issuing Bank nor any Bank nor any of their respective officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of the Debt Service Reserve Letter of Credit or any acts or omissions of any beneficiaries of the Debt Service Reserve Letter of Credit in connection with the Debt Service Reserve Letter of Credit; (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted in connection with the Debt Service Reserve Letter of Credit or of any endorsement thereon, even if such document or endorsement should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (c) payment by the Issuing Bank against presentation of any document that does not comply with the terms of the Debt Service Reserve Letter of Credit, including failure of any document to bear any reference or adequate reference to the Debt Service Reserve Letter of Credit; or (d) any other circumstance whatsoever in making, delaying to make or failing to make payment under the Debt Service Reserve Letter of Credit; provided, however, that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower that the Borrower proves were the result of the Issuing Bank's willful misconduct or gross negligence in paying under the Debt Service Reserve Letter of Credit or the Issuing Bank's willful or grossly negligent failure to pay under the Debt Service Reserve Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of the Debt Service Reserve Letter of Credit (unless the Issuing Bank in good faith believed itself (based upon an opinion of counsel) to be prohibited by law or legal authority from making such payment). In furtherance and not in limitation of the foregoing, the Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

ARTICLE VIII

THE AGENT

        SECTION 8.1    Authorization and Action.    Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Letter of Credit Documents (including enforcement of and collection under any Letter of Credit Document), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of DSR Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Letter of Credit Document or Applicable Law. In performing its function and duties hereunder, the Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any other party to any Operative Document.

        SECTION 8.2    Agent's Reliance, Etc.    Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Letter of Credit Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat any Bank that has signed a Commitment Transfer Supplement as the holder of the applicable portion of the Obligations; (b) may consult with legal counsel (including counsel for the Borrower or any Affiliate thereof), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Letter of Credit Document or other Operative Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Letter of Credit Document or other Operative Document on the part of the Borrower or any Affiliate thereof or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (e) shall not be responsible to any Bank for the due authorization, execution, legality, validity, enforceability, genuineness, sufficiency or value of any Letter of Credit Document or other Operative Document or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of any Letter of Credit Document or other Operative Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 8.3    Agent, Issuing Bank and Affiliates.    With respect to its Commitment and participation in the Debt Service Reserve Letter of Credit, Union Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Issuing Bank or the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Union Bank in its individual capacity. Union Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person that may do business with or own securities of the Borrower or any Affiliate thereof, all as if Union Bank were not the Issuing Bank or the Agent and without any duty to account therefor to the Banks.

        SECTION 8.4    Bank Credit Decision.    Each Bank acknowledges that it has, independently and without reliance on the Agent, the Issuing Bank or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent, the Issuing Bank or any other Bank and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 8.5    Indemnification.    The Banks agree to indemnify the Agent (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective principal amounts of the Obligations then held by each of them and/or the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the payment of any Obligations or termination of this Agreement) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Letter of Credit Document or other Operative Document or any action taken or omitted by the Agent under any Letter of Credit Document or other Operative Document; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.4, to the extent that the Agent is not reimbursed for such costs and expenses by the Borrower.

        SECTION 8.6    Successor Agent.    The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause with the written approval of the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which shall not be unreasonably withheld. If no successor Agent has been so appointed by the Required Banks, and has accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the consent of the Borrower (which shall not be unreasonably withheld), which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least five hundred million dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Letter of Credit Document and the other Operative Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        SECTION 8.7    Collateral.    (a) Except as expressly provided herein, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

          (b)   The Banks hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Lien of the Lease Indenture, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof, in accordance with the Operative Documents.

ARTICLE IX

MISCELLANEOUS

        SECTION 9.1    Amendments, Etc.    No amendment or waiver of any provision of this Agreement or any DSR Note, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Banks (and, in the case of amendments, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Banks, do any of the following: (a) waive any of the conditions specified in Article III; (b) increase the Commitments of the Banks or subject the Banks to any additional obligations; (c) reduce the principal of, or interest on, the DSR Loans or any fees or other amounts payable hereunder; (d) postpone any date fixed for (i) payment of principal of, or interest on, the DSR Loans, (ii) reimbursement of Drawings under the Debt Service Reserve Letter of Credit or (iii) payment of fees or other amounts payable hereunder; (e) change the percentage of the Commitments or of the DSR Loans outstanding, or the number of Banks, required for the Banks or any of them to take any action hereunder; or (f) amend this Section 9.1; and provided further, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Agent or the Issuing Bank, as applicable, in addition to the Persons required above to take such action, affect the rights or duties of the Agent or the Issuing Bank, as applicable, under this Agreement or any other Letter of Credit Document, and (B) without limitation of the foregoing clause (A), no amendment, waiver or consent with respect to Section 2.2(b), 2.2(c), 2.2(d), 2.7(b) or 2.7(c) shall be effective unless in writing and signed by the Issuing Bank, in addition to the Persons required above to take such action.

        SECTION 9.2    Notices, Etc.    All notices and other communications provided for hereunder shall be in writing (including by telecopier) and shall be mailed, telecopied or delivered, if to the Borrower, to it c/o Wells Fargo Bank Northwest, National Association, 213 Court Street, Middletown, CT 06457, Attention: Corporate Trust Services, telephone no. (860) 704-6216, telecopy no. (860) 704-6219, with a copy to: 79 South Main Street, Third Floor, Salt Lake City, UT 84111, Attention: Corporate Trust

Services, telephone no. (801) 246-5630, telecopy no. (801) 246-5053, and with a copy to the Owner Participant, General Electric Capital Corporation, 120 Long Ridge Road, Stamford, Connecticut 06927, Attention: Manager Energy Portfolio and Amy Fisher, Esq.; if to Union Bank, in its capacity as the Agent, the Issuing Bank or a Bank, to it at 445 South Figueroa Street, Los Angeles, California 90071, telephone no. 213-236-6225, telecopy no. (213) 236-4096, Attention: Robert Cole; if to any other Bank, to it at the address or telecopy number set forth below its name on the signature pages hereof or in the Commitment Transfer Supplement by which it became a party hereto, as applicable; or, as to each party, to it at such other address or telecopy number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received, (a) if personally delivered, upon delivery, (b) if sent by first-class mail, on the third Business Day following deposit into the mails and (c) if sent by telecopier, upon acknowledgment of receipt thereof by the recipient, except that notices and communications to the Agent pursuant to Article II or VIII shall not be effective until received by the Agent.

        SECTION 9.3    No Waiver; Remedies.    No failure on the part of the Agent, the Issuing Bank or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        SECTION 9.4    Costs and Expenses.    The Borrower agrees to pay on demand on the Monthly Transfer Date immediately following such demand (provided such demand is made at least five (5) Business Days prior thereto, or if not, on the next succeeding Monthly Transfer Date) (a) all reasonable costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the DSR Notes and the other documents to be delivered hereunder, including (i) the reasonable fees and out-of-pocket expenses of one counsel for the Agent and the Issuing Bank with respect thereto and with respect to advising the Agent and the Issuing Bank as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, the other Operative Documents and the other documents to be delivered hereunder and (ii) the reasonable fees and expenses of any consultants, auditors or accountants engaged by the Agent with the written consent (which shall not be unreasonably withheld) of the Borrower pursuant hereto and (b) all reasonable costs and expenses of the Agent, the Issuing Bank and the Banks (including reasonable counsel fees and expenses of the Agent and the Banks) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Operative Documents and the other documents to be delivered hereunder, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the aforementioned documents, and the Borrower agrees to indemnify and hold the Agent, the Issuing Bank and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any of the foregoing to the extent the Borrower had notice thereof.

        SECTION 9.5    Application of Moneys.    If any sum paid or recovered in respect of the Obligations is less than the amount then due, the Agent may apply that sum to principal, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as the Agent shall reasonably determine.

        SECTION 9.6    Severability.    Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

        SECTION 9.7    Limitation of Liability.    (a) Notwithstanding anything to the contrary contained in this Agreement and the other Operative Documents, the liability and obligation of the Borrower to perform and observe and make good the obligations contained in this Agreement and the other Operative Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be so sought, collected or otherwise obtained, in each such case, against any officer, director, member, or shareholder or related Person of the Borrower, and the Agent, for itself and its successors and assigns, and on behalf of the Banks, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any officer, director, member, or shareholder or related Person of the Borrower under or by reason of or in connection with this Agreement and agrees to look solely to the Indenture Estate (as provided in Section 7.2) for the enforcement of such liability and obligation of the Borrower.

          (b)   In addition, no director, officer, employee, incorporator, member, shareholder or Affiliate of the Owner Lessor, as such, shall have any liability for any obligations of the Owner Lessor under the Debt Service Reserve Letter of Credit, the DSR Notes or this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Issuing Bank, the Agent and each Bank hereby waives and releases all such liability. The waiver and release are part of the consideration for the Owner Lessor entering into this Agreement. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          (c)   The Owner Manager is executing this Agreement and each DSR Note on behalf of the Owner Lessor solely in its capacity as Owner Manager under the Lessor LLC Agreement and not in its individual capacity and in no case shall Wells Fargo (or any successor entity acting as Owner Manager under the Lessor LLC Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Owner Lessor or the Owner Manager hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under such party; provided, however, that Wells Fargo (or any such successor Owner Manager) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

        SECTION 9.8    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Bank, the Banks and the Indemnified Parties and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of the Required Banks, and, except as provided in Section 9.9, no Bank other than the Issuing Bank shall have the right to assign any of its rights and obligations hereunder.

        SECTION 9.9    Assignments and Participations.    (a) Any Bank may at any time (with the consent of the Agent, such consent not to be unreasonably withheld or delayed, and the consent of the Issuing Bank, such consent not to be unreasonably withheld or delayed) sell to one or more banks or other entities (a "Purchasing Bank") all or any part of its rights and obligations under this Agreement and the DSR Notes (which, except in the case of an assignment to a Person that, immediately before such assignment, was a Bank, shall be equal to at least $1,000,000 or, if less, the entire remaining amount of the transferor Bank's rights and obligations hereunder) pursuant to a Commitment Transfer Supplement executed by such Purchasing Bank, such transferor Bank, the Agent and the Issuing Bank. Upon (x) such execution of such Commitment Transfer Supplement, and (y) delivery of a copy thereof to the Borrower and payment of the amount of its participation to the Agent or such transferor Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the Ratable Share as set forth in such Commitment Transfer Supplement, which shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Ratable Shares arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the DSR Notes. Upon the consummation of any transfer pursuant to this Section 9.9, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement DSR Notes are issued to such transferor Bank and new DSR Notes or, as appropriate, replacement DSR Notes, are issued to such Purchasing Bank, in each case, in principal amounts reflecting their Commitments. An assignment fee of $3,500 shall be paid to the Agent by the Purchasing Bank or the transferor Bank in connection with each assignment hereunder.

          (b)   Any Bank may, from time to time, sell or offer to sell participating interests in any DSR Loans owing to such Bank, any DSR Notes held by such Bank, any Commitment of such Bank or any other interests and obligations of such Bank hereunder, to one or more banks or other entities (each, a "Participant"), on such terms and conditions as may be determined by the selling Bank, without the consent of or notice to the Borrower, and the grant of such participation shall not relieve any Bank of its obligations, or impair the rights of any Bank, hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank shall remain solely responsible for the performance of such Bank's obligations under this Agreement, such Bank shall remain the holder of any such DSR Notes for all purposes under this Agreement, the Borrower, the Agent and the Issuing Bank will continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of the Borrower, including, without limitation, the right to approve any amendment, modification, supplement or waiver of any provision of any Letter of Credit Document and the right to take action under Article VI hereof, and such Bank shall not grant any such Participant any voting rights or veto power over any such action by such Bank under this Agreement (provided that such Bank may agree not to consent to any modification, amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on the DSR Loans, postpone the date fixed for any payment of principal of or interest on the DSR Loans or extend the term of any Commitment; provided further that if any Participant refuses to consent to any such modification, amendment or waiver of this Agreement, such Bank may purchase the participating interests from such non-consenting Participant). No Participant shall have any rights under this Agreement to receive payment of principal of or interest on any DSR Loan except through a Bank and as provided in this Section 9.9. The Borrower agrees that, upon the occurrence and during the continuance of any Event of Default, each Participant shall have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any DSR Notes as set forth in Section 2.22 hereof to the same extent as if the amount of its participating interest was owing directly to it as a Bank under this Agreement or any DSR Notes. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 hereof with respect to its participation granted hereunder; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

          (c)   Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.9, disclose to the Purchasing Bank or Participant or proposed Purchasing Bank or Participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided, however, that prior to any such disclosure, the Person receiving such disclosure shall sign such confidentiality agreements as is customary for financings of this kind.

        SECTION 9.10    Indemnification.    The Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank and each Bank and, in their capacity as such, each of their respective officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively, "Damages") whatsoever that such Indemnified Party may incur (or that may be claimed against such Indemnified Party by any Person) by reason of (a) any untrue statement or alleged untrue statement of any material fact concerning the Borrower or the Collateral, or the omission or alleged omission to state any fact concerning the Borrower or the Collateral necessary to make any such statement, in light of the circumstances under which it was made, not misleading; (b) the issuance and delivery of the DSR Notes; (c) the use of the proceeds of any Drawing; (d) any reasonable action taken by such Indemnified Party in protecting and enforcing the rights and remedies of the Agent, the Issuing Bank and the Banks under the Letter of Credit Documents and the other Operative Documents; (e) subject to Section 7.3, the execution, delivery or transfer of, or payment or failure to pay under, the Debt Service Reserve Letter of Credit; (f) any claim of any Person with respect to any finder's fee, brokerage commission or other similar sum due in connection with any Letter of Credit Document or other Operative Document; or (g) any failure by the Borrower to comply with any environmental laws; provided, however, that the Borrower shall not be required to indemnify an Indemnified Party for any Damages to the extent caused by such Indemnified Party's willful misconduct or gross negligence or breach of such Indemnified Party's obligations under any of the Letter of Credit Documents. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve the Borrower of any liability that it may have to any Indemnified Party under this Section 9.10; provided, however, that the Borrower shall not be liable for any settlement of any such action effected without the Borrower's prior written consent. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof. The Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as provided below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action.

        SECTION 9.11    Further Assurances.    The Borrower agrees to take all such actions as the Agent shall reasonably request in order to enable the Issuing Bank, the Banks and the Agent to be entitled to all of the benefits of the Lease Indenture Secured Parties (as defined in the Lease Indenture) under the Security Documents.

        SECTION 9.12    GOVERNING LAW.    THIS AGREEMENT AND THE DSR NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        SECTION 9.13    Consent to Jurisdiction and Venue.    Each of the parties hereto irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in any court of the State of New York or any court of the United States of America located in the State of New York, (ii) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such suit, action or proceeding and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.13 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

        SECTION 9.14    Headings.    The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

        SECTION 9.15    Execution in Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 9.16    Waiver of Jury Trial.    THE BORROWER, THE AGENT THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LETTER OF CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

        SECTION 9.17    Patriot Act Notice.    Each Bank and the Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

HOMER CITY OL1 LLC
By:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Manager
By:	/s/ ROBERT L. REYNOLDS Name: Robert L. Reynolds Title: Vice President

DEBT SERVICE RESERVE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (OLI)

Commitment
$13,588,520.83	UNION BANK OF CALIFORNIA, N.A., as Agent, Issuing Bank and as a Bank
	By:	/s/ ROBERT J. COLE Name: Robert J. Cole Title: Vice President

DEBT SERVICE RESERVE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (OLI)

EXHIBIT A

Form of Debt Service Reserve Letter of Credit

Union Bank of California, N.A. 1980 Saturn Street, V01-519 Monterey Park, California 91755-7417 Attention: Standby Letter of Credit Section	Irrevocable Standby Letter of Credit No. [ ]
Date and Place of Issue:	Date and Place of Expiry:
Union Bank of California, N.A. Monterey Park, California April 1, 2005	Union Bank of California, N.A. Monterey Park, California April 1, 2010
Applicant:
Homer City OL1 LLC c/o Wells Fargo Bank Minnesota, N.A. Corporate Trustee Services MAC; N2691-090 213 Court Street Middletown, CT 06457
Beneficiary: The Bank of New York, as successor to the United States Trust Company of New York, as Lease Indenture Trustee 385 Rifle Camp Road West Paterson, NJ 07424 Attn: Christopher J. Grell	Amount: U.S.$13,588,520.83, but not to exceed for any applicable period set forth on Schedule I hereto the aggregate amount for such period set forth therein
Credit Available With: Union Bank of California, N.A.
	By:	Against Presentation of the Documents Detailed Herein Drawn on Union Bank of California, N.A.

Ladies and Gentlemen:

        At the request and for the account of Homer City OL1 LLC, a Delaware limited liability company (the "Applicant"), pursuant to that certain Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of April 1, 2005, among the Applicant, certain financial institutions (the "Banks") party thereto, Union Bank of California, N.A., as agent for the Banks, and Union Bank of California, N.A., as Issuing Bank (as the same may from time to time be supplemented, amended or otherwise modified, the "Reimbursement Agreement"), we establish this irrevocable standby letter of credit (the "Letter of Credit") in your favor in the amount of $13,588,520.83 (as from time to time reduced as provided in this Letter of Credit, the "Stated Amount"), of which the aggregate amount available for drawing pursuant to the terms of this Letter of Credit shall not exceed, as of any date within the applicable period set forth in Schedule I hereto, the amount set forth on Schedule I for such period (as from time to time reduced or reinstated as provided in this Letter of Credit, the "Outstanding Amount"), available against presentation of a dated drawing request drawn on Union Bank of California, N.A., manually signed by an authorized officer of the Beneficiary (who is identified or purported to be as such) appropriately completed in the form of Annex 1 hereto and sent by such authorized officer.

        The above drawing request and all communications with respect to this Letter of Credit shall be in writing, addressed to us at 1980 Saturn Street, V01-519, Monterey Park, California 91755-7417, Attention: Standby Letter of Credit Section (or at such other address in California as we may designate in a written notice delivered to you), referencing this Irrevocable Standby Letter of Credit No. [                        ] and presented to us by delivery in person at such address or by facsimile transmission at (323) 720-2773, confirmed in each case by telephone at (323) 720-7957; provided that the original of the above drawing request or such communications, as the case may be, shall be sent to us at such address by overnight courier for receipt by us within one (1) Business Day of the date of any such facsimile transmission.

        If the drawing request is presented to us, prior to the Stated Expiration Date (as defined below), in compliance with the terms of this Letter of Credit at such address by 11:00 a.m., Los Angeles, California time, on any Business Day, payment will be made not later than 9:30 a.m., Los Angeles, California time, on the next (or, in the case of a presentation of any drawing request after 11:00 a.m., Los Angeles, California time, on the second next) Business Day after presentation. Payment under this Letter of Credit shall be made in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable drawing request.

        As used in this Letter of Credit, "Business Day" means any day on which commercial banks located in Los Angeles, California are not required or authorized to remain closed.

        This Letter of Credit shall expire at 4:00 p.m., Los Angeles, California time, on the date of expiry set forth above (the "Stated Expiration Date").

        Notwithstanding the foregoing, we may at any time, subject to the provisions of the Reimbursement Agreement, terminate this Letter of Credit by giving The Bank of New York, as successor to the United States Trust Company of New York, as Lease Indenture Trustee (in such capacity, the "Lease Indenture Trustee") under the Lease Indenture referred to in the Reimbursement Agreement, written notice thereof in the form of Annex 2 hereto by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary within two (2) Business Days) addressed to The Bank of New York, as successor to the United States Trust Company of New York, at 385 Rifle Camp Road, West Paterson, NJ 07424, Attn: Corporate Trust Department, telephone no. (973) 357-7829, telecopy no. (973) 357-7840, at least thirty (30) days prior to termination, whereupon the Beneficiary is authorized to draw on us prior to such termination the Outstanding Amount of this Letter of Credit by presentation to us, in the manner and at the address specified in the fourth preceding paragraph, of a drawing request appropriately completed in the form of Annex 1 hereto and sent and signed by the Beneficiary's authorized officer.

        This Letter of Credit is effective immediately.

        In the event that a drawing request fails to comply with the terms of this Letter of Credit we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon your instructions hold any non-conforming drawing request and other documents at your disposal or return any non-conforming drawing request and other documents to the Beneficiary at the address set forth above. Upon being notified that the drawing was not effected in compliance with this Letter of Credit, the Beneficiary may attempt to correct such noncomplying drawing request in accordance with the terms of this Letter of Credit.

        This Letter of Credit sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, except for the drawing requests and certificates referred to herein.

        This Letter of Credit may be transferred upon presentation to us of a signed transfer certificate in the form of Annex 3 accompanied by this Letter of Credit, in which the Beneficiary irrevocably transfers to such transferee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to such successor or endorse the reverse of this Letter of Credit.

        Partial drawings under this Letter of Credit are allowed and each such partial drawing shall immediately reduce the Outstanding Amount thereafter available hereunder for drawings under this Letter of Credit. The Outstanding Amount so reduced shall be reinstated as provided in Sections 2.2(b) and 2.7(c) of the Reimbursement Agreement and we shall so advise the Beneficiary in a certificate in the form of Annex 4 hereto. In addition, the Outstanding Amount shall be reduced as provided in Section 2.7(b) of the Reimbursement Agreement, subject to reinstatement as provided in Section 2.7(c) of the Reimbursement Agreement. In addition, the Outstanding Amount shall be reduced or increased (and, if applicable, the Stated Amount shall be reduced) as provided in Sections 2.2(b) and 2.2(c) of the Reimbursement Agreement to the extent that we so advise the Beneficiary pursuant to a certificate in the form of Annex 5 hereto, provided that the Outstanding Amount shall at no time exceed the Stated Amount in effect from time to time.

        All banking charges are for the account of the Applicant.

        All drawing requests under this Letter of Credit must bear the clause:

          "Drawn under Union Bank of California, N.A., Irrevocable Standby Letter of Credit Number [                        ] dated April 1, 2005."

        We hereby engage with you that a drawing request drawn strictly in compliance with the terms of this Letter of Credit and any amendments thereto shall meet with due honor upon presentation.

        This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication Number 500 (the "Uniform Customs"), with the exception of Article 41 and the first sentence of Article 48(g) thereof. As to matters not covered by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York.

        We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. By signing this Letter of Credit, we irrevocably submit to the jurisdiction of such courts solely for the purposes of this Letter of Credit. We hereby waive, to the fullest extent permitted by law, any objection we may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

Very truly yours,
UNION BANK OF CALIFORNIA, N.A.
By:
Name: Title:

SCHEDULE I

Outstanding Amount

Six-Month Period Following the Date Set Forth Below:	Outstanding Amount
October 1, 2004	$13,087,509.12
April 1, 2005	$12,980,947.17
October 1, 2005	$13,049,285.23
April 1, 2006	$12,935,085.40
October 1, 2006	$12,929,035.57
April 1, 2007	$12,811,456.09
October 1, 2007	$13,143,876.60
April 1, 2008	$13,007,988.86
October 1, 2008	$12,935,701.12
April 1, 2009	$12,797,035.98
October 1, 2009	$13,588,520.83

ANNEX 1

Drawn under Union Bank of California, N.A.,
Irrevocable Standby Letter of Credit Number [                        ]
dated April 1, 2005

DRAWING REQUEST

[Date]

Union Bank of California, N.A.
1980 Saturn Street, V01-519
Monterey Park, California 91755-7417
Attention: Standby Letter of Credit Section

Ladies and Gentlemen:

        The undersigned hereby draws on Union Bank of California, N.A., Irrevocable Standby Letter of Credit No. [                        ] (the "Letter of Credit") dated April 1, 2005, issued by you in favor of us in connection with that certain Indenture of Trust and Security Agreement (LI1), dated as of December 7, 2001 (as amended, supplemented or otherwise modified from time to time, the "Lease Indenture"), among Homer City OL1 LLC, The Bank of New York, as successor in interest to United States Trust Company of New York, as Lease Indenture Trustee, and The Bank of New York, as Security Agent. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the Letter of Credit or the Lease Indenture, as applicable.

        In connection with this drawing, we hereby certify that:

  A)
  This drawing in the amount of US$                        is being made pursuant to Union Bank of California, N.A., Irrevocable Standby Letter of Credit No. [                        ] issued to the Lease Indenture Trustee pursuant to the Reimbursement Agreement;

    [Use at least one or more of the following forms of paragraph B, as applicable]

  B)
  After the transfer of monies on deposit in the Debt Service Reserve Account in respect of the Lessor Notes and the application of funds pursuant to Section 3.1 of the Lease Indenture, there are insufficient monies to pay the [interest] [and] [principal] due on the Lessor Notes pursuant to the Lease Indenture on such date (whether due at stated maturity, at acceleration or otherwise);

  or

  B)
  The long-term unsecured debt rating of Union Bank of California, N.A. has fallen below "A" as determined by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and below "A2" as determined by Moody's Investors Service, Inc. and Homer City OL1 LLC has failed to provide us with a substitute letter of credit from another Acceptable Credit Provider or other Acceptable Credit Support within thirty (30) days of such downgrade;

  or

  B)
  We have received a Notice of Action and an Event of Default exists and is continuing (as each such term is defined in the Lease Indenture), and such notice remains in effect on the date of this drawing and we have been directed by the Required Lease Indenture Secured Parties to draw on this Letter of Credit;

  or

  B)
  The Stated Expiration Date will occur within thirty (30) days of the date hereof and Homer City OL1 LLC has failed to deliver a replacement or renewal letter of credit letter from an Acceptable Credit Provider or other Acceptable Credit Support and security is still required under the terms of the Lease Indenture;

  or

  B)
  You have delivered to us a Notice of Termination of Letter of Credit in the form of Annex 2 to the Letter of Credit stating that the Letter of Credit will terminate prior to the Stated Expiration Date and Homer City OL1 LLC has failed to deliver a replacement or renewal letter of credit from another Acceptable Credit Provider or other Acceptable Credit Support prior to such termination date (set forth in the Notice of Termination of Letter of Credit) and security is still required under the terms of the Lease Indenture;

  C)
  The amount requested to be drawn does not exceed the Outstanding Amount in effect on the date of this drawing; and

  D)
  You are directed to make payment of the requested drawing to account no.             at                        [insert bank name, address and account number].

        IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this    day of                   ,         .

THE BANK OF NEW YORK, as successor to the UNITED STATES TRUST COMPANY OF NEW YORK, as Lease Indenture Trustee
By:
Name: Title:
By:
Name: Title:

ANNEX 2

NOTICE OF TERMINATION OF LETTER OF CREDIT

[Date]

The Bank of New York, as successor to
    the United States Trust Company
    of New York, as Lease Indenture Trustee
385 Rifle Camp Road
West Paterson, NJ 07424

Attn: Corporate Trust Department

Ladies and Gentlemen:

        Reference is made to Union Bank of California, N.A., Irrevocable Standby Letter of Credit No. [                        ] (the "Letter of Credit") dated April 1, 2005, issued by us in your favor.

        This constitutes our notice to you pursuant to the Letter of Credit that the Letter of Credit shall terminate on                        ,        [insert a date which shall be a business day and which is 30 or more days after the date of this notice of termination] (the "Termination Date").

        Pursuant to the terms of the Letter of Credit, you are authorized to draw (pursuant to one or more drawings), prior to the Termination Date, on the Letter of Credit in an aggregate amount that does not exceed the Outstanding Amount (as defined in the Letter of Credit).

Very truly yours,
UNION BANK OF CALIFORNIA, N.A.
By:
Name: Title:

ANNEX 3

TRANSFER OF LETTER OF CREDIT

[Date]

Union Bank of California, N.A.
1980 Saturn Street, V01-519
Monterey Park, California 91755-7417

Attention: Standby Letter of Credit Section

Ladies and Gentlemen:

Reference is made to Union Bank of California, N.A., Irrevocable Standby Letter of Credit No. [                        ] dated April 1, 2005, originally issued by you in favor of The Bank of New York, as successor to the United States Trust Company of New York, as Lease Indenture Trustee (the "Letter of Credit"), in connection with that certain Indenture of Trust and Security Agreement (LI1), dated as of December 7, 2001 (as amended, supplemented or otherwise modified from time to time, the "Lease Indenture"), among Homer City OL1 LLC, The Bank of New York, as successor in interest to United States Trust Company of New York, as Lease Indenture Trustee, and The Bank of New York, as Security Agent. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit or in the Lease Indenture, as applicable.

For value received, the undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to                        (the "Transferee") all rights of the undersigned to draw under the Letter of Credit in their entirety.

By this transfer, all rights of the undersigned, as beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit relating to any amendments thereof and any notices thereunder. All amendments to the Letter of Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.

The Letter of Credit and all amendments thereto, if any, are returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

Very truly yours,
THE BANK OF NEW YORK, as successor to the UNITED STATES TRUST COMPANY OF NEW YORK, as Lease Indenture Trustee
By:
Name: Title:
By:
Name: Title:
CONSENTED AND ACKNOWLEDGED BY:
[TRANSFEREE]
By:
Name: Title:

ANNEX 4

CERTIFICATE OF REINSTATEMENT OF OUTSTANDING AMOUNT

[Date]

The Bank of New York, as successor to
    the United States Trust Company
    of New York, as Lease Indenture Trustee
385 Rifle Camp Road
West Paterson, NJ 07424

Attn: Corporate Trust Department

Ladies and Gentlemen:

        Reference is made to Union Bank of California, N.A., Irrevocable Standby Letter of Credit No. [                        ] (the "Letter of Credit") dated April 1, 2005, issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

        This constitutes our notice to you pursuant to the Letter of Credit that:

  We have received repayment of a DSR Loan in accordance with the provisions of the Reimbursement Agreement in the amount of $            , and, pursuant to Section 2.7(c) of the Reimbursement Agreement, the Outstanding Amount of the Letter of Credit is therefore increased by such amount. The Outstanding Amount in effect as of the date hereof, after giving effect to such increase, is $                        .

Very truly yours,
UNION BANK OF CALIFORNIA, N.A.
By:
Name: Title:

ANNEX 5

CERTIFICATE OF CHANGE OF OUTSTANDING AMOUNT
AND STATED AMOUNT

[Date]

The Bank of New York, as successor to
    the United States Trust Company
    of New York, as Lease Indenture Trustee
385 Rifle Camp Road
West Paterson, NJ 07424

Attn: Corporate Trust Department

Ladies and Gentlemen:

        Reference is made to Union Bank of California, N.A., Irrevocable Standby Letter of Credit No. [                        ] (the "Letter of Credit") dated April 1, 2005 issued by us in your favor in connection with that certain Indenture of Trust and Security Agreement (LI1), dated as of December 7, 2001 (as amended, supplemented or otherwise modified from time to time, the "Lease Indenture"), among Homer City OL1 LLC, The Bank of New York, as successor in interest to United States Trust Company of New York, as Lease Indenture Trustee, and The Bank of New York, as Security Agent. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit or the Lease Indenture, as applicable.

        This constitutes our notice to you pursuant to the Letter of Credit that we have been advised by the Applicant that:

  The Debt Service Reserve Amount in effect for the six-month period following [April 1, 20    ] [October 1, 20    ],(1) as set forth in Schedule I to the Letter of Credit, has been [reduced/increased] by the amount of $            . Accordingly, pursuant to Section 2.2(b) of the Reimbursement Agreement, the Outstanding Amount in effect for such period is [reduced/increased] by $            to $            . [Such Outstanding Amount is the maximum Outstanding Amount for any period set forth in Schedule I to the Letter of Credit. Accordingly, as of the date hereof the Stated Amount of the Letter of Credit shall be permanently reduced to $                        .](2)

(1)
Include applicable date.

(2)
Include, if applicable, when the Outstanding Amount has been reduced pursuant to this certificate.

Very truly yours,
UNION BANK OF CALIFORNIA, N.A.
By:
Name: Title:

EXHIBIT B

DEBT SERVICE RESERVE LETTER OF CREDIT PROMISSORY NOTE

$	New York, New York April 1, 2005

        FOR VALUE RECEIVED, the undersigned, HOMER CITY OL1 LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of [                        ] (the "Bank") the lesser of (i) the principal sum of                         DOLLARS AND                        CENTS ($                        ) and (ii) the aggregate unpaid principal amount of the DSR Loans made by the Bank to the Borrower under the Reimbursement Agreement referred to below, on the dates and in the amounts specified therein.

        The Borrower further promises to pay interest on the unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Reimbursement Agreement (as herein defined). This DSR Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Bank exceed the maximum amount permissible under Applicable Law. If, due to any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under Applicable Law, and the amount of interest for any subsequent period, to the extent less than that permitted by Applicable Law, shall to that extent be increased by the amount of such reduction.

        Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accordance with the Reimbursement Agreement. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

        All payments due hereunder shall be made without setoff, counterclaim or deduction of any nature to Union Bank of California, N.A., as Agent, at 445 South Figueroa Street, Los Angeles, California 90071, in lawful money of the United States of America and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Reimbursement Agreement.

        Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each DSR Loan made to the Borrower and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Reimbursement Agreement. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

        This DSR Note is one of the "DSR Notes" of the Borrower referred to in, evidences each DSR Loan made by the Bank to the Borrower under, is subject to the provisions of, and entities its holder to the benefits of, the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of April 1, 2005 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among the Borrower, the Bank and the other banks party thereto, and Union Bank of California, N.A., as the Issuing Bank and as the Agent for the Bank and such other banks, and to which reference is hereby made for a more complete statement of the terms and conditions under which each DSR Loan evidenced hereby is to be made and repaid. Capitalized terms in this DSR Note that are not specifically defined herein shall have the meanings ascribed to them in the Reimbursement Agreement.

        The Reimbursement Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Borrower under the Reimbursement Agreement and this DSR Note are secured by, and the holder hereof is entitled to the benefit of, the Collateral as provided in the Security Documents.

        In addition to any and all costs, fees and expenses for which the Borrower is liable under the Reimbursement Agreement, the Borrower promises to pay all reasonable costs and expenses, including reasonable attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

        The Borrower hereby expressly waives presentment, protest, demand and dishonor to the fullest extent permitted by applicable law. No failure or delay by any holder of this DSR Note to exercise any right or remedy under this DSR Note or any other document or instrument entered into pursuant to the Reimbursement Agreement shall operate or be construed as a waiver or modification hereof or thereof.

        This DSR Note shall be binding upon the successors and assigns of the Borrower and shall inure to the Bank and its successors, endorsees and assigns. If any term or provision of this DSR Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        Except as may otherwise specifically be provided in the Lease Indenture or the Participation Agreement, the Borrower's obligation to make payments in respect of the DSR Notes shall be limited as set forth in Section 7.2 and Section 9.7(b) and (c) of the Reimbursement Agreement.

        All payments of principal and interest and all other amounts to be made by the Owner Lessor hereunder or under the Reimbursement Agreement (or the Lease Indenture) shall be made only from the income and proceeds from the Indenture Estate and the Owner Lessor and Lease Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Lease Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to enable such payments to be made in accordance with the terms of the Lease Indenture. Each holder hereof, by its acceptance of this DSR Note, agrees that (a) it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as above provided, (b) none of the Lease Indenture Trustee, Owner Participant, any OP Guarantor, the Owner Manager or Wells Fargo, or any Affiliate of any thereof, is, or shall be, personally liable to the holder hereof for any amounts payable under this DSR Note or under the Reimbursement Agreement (or the Lease Indenture), except as expressly provided in the Lease Indenture or the Reimbursement Agreement and (c) any such amounts shall be non-recourse to the assets of each of the Lease Indenture Trustee, the Owner Participant, any OP Guarantor, the Owner Manager or Wells Fargo, or any Affiliate of any thereof.

        By its acceptance hereof, the holder of this DSR Note agrees that the Owner Manager is executing this DSR Note on behalf of the Owner Lessor solely in its capacity as Owner Manager under the Lessor LLC Agreement and not in its individual capacity and in no case shall Wells Fargo (or any entity acting as Owner Manager under the Lessor LLC Agreement) be personally liable in respect of the obligations stated to be those of the Owner Lessor or the Owner Participant hereunder.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        The Borrower hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or related to this DSR Note may be instituted in any state or federal court (at the Bank's option) sitting in the County of New York, State of New York, and, by the execution and delivery of this DSR Note, the Borrower expressly waives any objection which it may have now or hereafter to the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

HOMER CITY OL1 LLC
By:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Manager
By:
Name: Title:

SCHEDULE

Date	Principal Amount of DSR Loan	Amount and Date of Principal Paid or Prepaid	Unpaid Principal Balance	Date Interest Payment is Due	Amount of Interest Due	Total Principal Amount of DSR Loans Outstanding	Notation Made By

EXHIBIT C

Form of Commitment Transfer Supplement

        COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item I of Schedule I hereto, among each Transferor Bank set forth in Item 2 of Schedule I hereto (each, a "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each a "Purchasing Bank"), and Union Bank of California, N.A., as the Issuing Bank and as the Agent under the Reimbursement Agreement described below.

WITNESSETH

        WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 9.9 of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of April 1, 2005, by and among (i) Homer City OL1 LLC, a Delaware limited liability company (the "Borrower"), (ii) Union Bank of California, N.A., in its capacity as Issuing Bank (the "Issuing Bank") and as a Bank (as defined below), (iii) each bank or other entity that is, or becomes pursuant to Section 9.9 of the Reimbursement Agreement, a party thereto (collectively, the "Banks") and (iv) Union Bank of California, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent") (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Reimbursement Agreement"; terms defined therein being used herein as therein defined); and

        WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Reimbursement Agreement) desires to become a Bank party to the Reimbursement Agreement; and

        WHEREAS, each Transferor Bank is selling and assigning to its respective Purchasing Bank certain rights, obligations and commitments under the Reimbursement Agreement;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.     Upon receipt by the Agent of [            ] ([    ]) fully executed originals of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, Schedule II and Schedule III, and each of which has been executed by each Transferor Bank, each Purchasing Bank and any other Person required by the Reimbursement Agreement to execute this Commitment Transfer Supplement, the Agent will transmit to the Borrower, each Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule IV hereto (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the date hereof. From and after the Transfer Effective Date, each Purchasing Bank shall be a Bank party to the Reimbursement Agreement for all purposes thereof.

        2.     Each Purchasing Bank shall pay to each of its respective Transferor Banks an amount equal to the purchase price, as agreed between such Transferor Bank and each such Purchasing Bank and as set forth on Schedule II hereto (the "Purchase Price"), of the portion being purchased (such Purchasing Bank's "Purchased Percentage") by such Purchasing Bank of the outstanding DSR Loans and other amounts owing to the respective Transferor Bank under the Reimbursement Agreement and the DSR Notes (the "Outstanding Obligations"). Each Purchasing Bank shall pay the appropriate Purchase Price to each of its respective Transferor Banks, in immediately available funds, at or before 12:00 noon, local time of the appropriate Transferor Bank, on the Transfer Effective Date. Effective upon the Transfer Effective Date, each Transferor Bank hereby irrevocably sells, assigns and transfers to each of its respective Purchasing Banks, without recourse, representation or warranty other than as set forth in Section 8 hereof, and each such Purchasing Bank hereby irrevocably purchases, takes and assumes from each of its respective Transferor Banks, such Purchasing Bank's Purchased Percentage of the

Commitment of each such Transferor Bank and presently outstanding DSR Loans and other amounts owing to each such Transferor Bank under the Reimbursement Agreement and the DSR Notes, together with all instruments, documents and collateral security pertaining thereto.

        3.     Each Transferor Bank has made arrangements with each of its respective Purchasing Banks with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by such Transferor Bank to each of its respective Purchasing Banks of any fees heretofore received by such Transferor Bank pursuant to the Reimbursement Agreement prior to the Transfer Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by each such Purchasing Bank to each Transferor Bank, or by each such Transferor Bank to each Purchasing Bank, of fees or interest received by each such Purchasing Bank or each such Transferor Bank, as the case may be, pursuant to the Reimbursement Agreement from and after the Transfer Effective Date.

        4.     (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of any Transferor Bank pursuant to the Reimbursement Agreement and the DSR Notes shall, instead, be payable to or for the account of the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

          (b)   Except as otherwise agreed as set forth in Section 3 hereof, all interest, fees and other amounts that would otherwise accrue for the account of any Transferor Bank from and after the Transfer Effective Date pursuant to the Reimbursement Agreement and the DSR Notes shall, instead, accrue for the account of, and be payable to, the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees, or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the appropriate Transferor Bank and such Purchasing Bank will make appropriate arrangements for payment by such Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

        5.     On or prior to the Transfer Effective Date, each Transferor Bank will deliver to the Agent its DSR Note[s]. On or prior to the Transfer Effective Date, the Borrower will deliver to the Agent new DSR Notes for each Purchasing Bank and each Transferor Bank, in each case in principal amounts reflecting, in accordance with the Reimbursement Agreement, their respective "Revised Ratable Share" or "New Ratable Share," as the case may be and as set forth in Schedule III hereto, of the Commitments or, as appropriate, their then outstanding shares of the outstanding Obligations (as adjusted pursuant to this Commitment Transfer Supplement). Promptly after the Transfer Effective Date, the Agent will send to each Transferor Bank and Purchasing Bank its new DSR Note[s] with the superseded DSR Note[s] of each Transferor Bank attached to the new DSR Note[s] (or if more than one new DSR Note, the superseded DSR Note[s] attached to one of such new DSR Note[s] and copies thereof attached to all other new DSR Note[s]).

        6.     Concurrently with the execution and delivery hereof, the Transferor Banks will provide to each Purchasing Bank (if it is not already a Bank party to the Reimbursement Agreement) copies of all documents delivered to the Transferor Banks evidencing satisfaction of the conditions precedent set forth in the Reimbursement Agreement.

        7.     Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

        8.     By executing and delivering this Commitment Transfer Supplement, each Transferor Bank and each of its respective Purchasing Banks confirm to and agree with each other, the Agent, the Issuing

Bank and the Banks as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Reimbursement Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Reimbursement Agreement, the DSR Notes, the other Operative Documents or any other instrument or document furnished pursuant thereto, (b) each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Reimbursement Agreement, the DSR Notes, the other Operative Documents or any other instrument or document furnished pursuant thereto, (c) each such Purchasing Bank confirms that it has received a copy of the Reimbursement Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement, (d) each such Purchasing Bank will, independently and without reliance upon the Agent, its respective Transferor Banks, the Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement, (e) each such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Reimbursement Agreement and the other Operative Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto and (f) each such Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Reimbursement Agreement are required to be performed by it as a Bank and that it will be bound by the terms and provisions thereof as a Bank.

        9.     Schedule III hereto sets forth for each Transferor Bank and each Purchasing Bank the revised Commitment, and/or Ratable Share, as the case may be, of each Transferor Bank and each Purchasing Bank, as well as certain administrative information with respect to each Purchasing Bank.

        10.   Notwithstanding anything to the contrary in this Commitment Transfer Supplement, if the long-term debt rating of any Purchasing Bank shall, at any time, be less than a rating of A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's, then the Issuing Bank may, in its sole and absolute discretion, purchase all or any part (as designated by the Issuing Bank) of such Purchasing Bank's participating interest hereunder (the "Purchased Interests") (which, if in part, may be limited to the Purchasing Bank's participating interest in the rights and obligations of the Issuing Bank under, and in connection with, the Debt Service Reserve Letter of Credit, including, without limitation, the obligations to pay the Issuing Bank if it is not reimbursed by the Borrower in immediately available funds for any drawings under the Debt Service Reserve Letter of Credit and to make certain loans, if any, provided to be made under the Reimbursement Agreement in the event of certain drawings under the Debt Service Reserve Letter of Credit, all in accordance with the Reimbursement Agreement) by providing such Purchasing Bank with at least two (2) Business Days' prior notice of such purchase and making a payment to such Purchasing Bank for all outstanding amounts owing to it hereunder or pursuant to the Reimbursement Agreement in respect of the Purchased Interests on the date of such purchase as set forth in such notice. Upon any such purchase of all of a Purchasing Bank's participating interest hereunder, such Purchasing Bank shall no longer have any rights or obligations as a Purchasing Bank hereunder or as a Bank under the Reimbursement Agreement or under any other instruments or documents furnished pursuant thereto. The Issuing Bank may, in its sole and absolute discretion, retain for its own account and/or sell its interest in all or any portion of the Purchased Interests.

        11.   THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        12.   This Commitment Transfer Supplement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile transmission shall be deemed to be, and shall constitute, original signatures.

        13.   Execution of this Commitment Transfer Supplement by the Agent and the Issuing Bank as set forth below shall constitute the consent of such Person required pursuant to Section 9.9 of the Reimbursement Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item I of Schedule I hereto.

SCHEDULE I TO COMMITMENT
TRANSFER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR COMMITMENT
TRANSFER SUPPLEMENT

  Re:
  Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of April 1, 2005, with HOMER CITY OL1 LLC, as the Borrower.

Item 1	Date of Commitment Transfer Supplement	[Insert date of Commitment Transfer Supplement]
Item 2	Transferor:	[Insert names of Transferor Banks]
Item 3	Purchasing Banks:	[Insert names of Purchasing Banks]
Item 4	Signatures of Parties to Commitment Transfer Supplement:
as a Transferor Bank
By:
Name: Title:
as a Purchasing Bank
By:
Name: Title:
UNION BANK OF CALIFORNIA, N.A., as the Issuing Bank and the Agent
By:
Name: Title:

SCHEDULE II TO COMMITMENT
TRANSFER SUPPLEMENT

PURCHASE PRICES

Names of Purchaser Banks	[Insert name of Transferor Bank]		[Insert name of Transferor Bank]		[Insert name of Transferor Banks]
[Insert name of Purchasing Bank]	$	[Insert Purchase Price]	$	[Insert Purchase Price]	$	[Insert Purchase Price]

SCHEDULE III TO COMMITMENT
TRANSFER SUPPLEMENT

LIST OF LENDING OFFICES, ADDRESSES FOR NOTICES,
COMMITMENT AMOUNTS, AND RATABLE SHARES

Names of Transferor Banks	Revised Maximum Commitment
[ ]	$
[ ]	$
Names of Transferor Banks	Revised Ratable Share
[ ]	%
[ ]	%
Names of Purchasing Banks	New Maximum Commitment
[ ]	$
Names of Purchasing Banks	Ratable Share
[ ]	%

[NAME OF PURCHASING BANK(S)]
Address for Notices:
Attention:
Telex:
Answerback:
Telephone:
Telecopier:

Clearing Account:

        [Insert Acct. #1]

Eurodollar Lending Office:

        [Insert Address]

Domestic Lending Office:

        [Insert Address]

SCHEDULE IV TO COMMITMENT
TRANSFER SUPPLEMENT

TRANSFER EFFECTIVE NOTICE

                        ,

Transferor Banks: [            ]

Purchasing Banks: [            ]

Borrower: HOMER CITY OL1 LLC

        The undersigned, as the Agent under the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of April 1, 2005, by and among Homer City OL1 LLC, a Delaware limited liability company (the "Borrower"), Union Bank of California, N.A., as Issuing Bank (the "Issuing Bank"), the banks named therein and from time to time parties thereto (collectively, the "Banks"), and Union Bank of California, N.A., as agent for the Banks (the "Agent") (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Reimbursement Agreement"), acknowledges receipt of [            ] ([    ]) copies of the Commitment Transfer Supplement as described in Annex I hereto, each fully executed. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

        1.     Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be the date hereof.

        2.     Pursuant to such Commitment Transfer Supplement, each Transferor Bank is required to deliver to the Agent on or before the Transfer Effective Date its DSR Note[s].

        3.     Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Agent on or before the Transfer Effective Date the following DSR Notes:

        [Describe each new DSR Note for each Transferor Bank and Purchasing Bank as to principal amount and payee.]

        4.     Pursuant to such Commitment Transfer Supplement, each Purchasing Bank is required to pay its Purchase Price, in immediately available funds, to the appropriate Transferor Bank at or before 12:00 noon, local time of the appropriate Transferor Bank, on the Transfer Effective Date.

Very truly yours,
UNION BANK OF CALIFORNIA, N.A., as the Agent
By:
Name: Title:

ANNEX I

INFORMATION FOR
COMMITMENT TRANSFER SUPPLEMENT

  Re:
  Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of April 1, 2005, with Homer City OL1 LLC, as the Borrower

Item 1	Date of Commitment Transfer Supplement:	,
Item 2	Transferor Banks:	[ ]
Item 3	Purchasing Banks:	[ ]

EXHIBIT D

Amendment No. 1
to
Indenture of Trust and Security Agreement

        Amendment No. 1, dated as of April 1, 2005, to the Indenture of Trust and Security Agreement (LI1), dated as of December 7, 2001 (the "Lease Indenture"), among Homer City OL1 LLC, a Delaware limited liability company, The Bank of New York, as grantee and as successor in interest to United States Trust Company of New York, as Lease Indenture Trustee, and The Bank of New York, as Security Agent. Terms defined in the Lease Indenture and used herein have such respective defined meanings.

        The Owner Lessor has requested that the Lease Indenture Trustee and the Security Agent enter into this Amendment to the Lease Indenture, pursuant to Section 10.1(iv) thereof, in order to correct certain mistakes in the Lease Indenture. Accordingly, the Owner Lessor, the Lease Indenture Trustee and the Security Agent agree as follows:

        Section 1.    Amendments.    Effective as of the date hereof, the Lease Indenture is hereby amended as follows:

          (a)   The reference to "Section 10.2(b)" of the Facility Lease contained in the definition of "Assumption Event" in Section 1.1 of the Lease Indenture is hereby amended to refer to "Section 10.2(d)" of the Facility Lease.

          (b)   Clause second of Section 3.3 of the Lease Indenture is hereby amended by deleting the phrase "bears to the aggregate amount due to all such Noteholders under this clause" in its entirety and substituting therefor the new phrase "bears to the aggregate amount due to all such Lease Indenture Secured Parties under this clause".

        Section 2.    Construction.    Effective as of the date hereof, all references in the Lease Indenture to the "Lease Indenture" shall be deemed to refer to the Lease Indenture as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as otherwise specified in this Amendment, the Lease Indenture shall remain in all respects unchanged and in full force and effect.

        Section 3.    GOVERNING LAW.    THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT EXCEPT TO THE EXTENT THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA ARE MANDATORILY APPLICABLE UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

        Section 4.    Counterparts.    This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of this page intentionally left blank]

D-1

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.

THE BANK OF NEW YORK, as Lease Indenture Trustee
By
Name: Title:
THE BANK OF NEW YORK, as Security Agent
By
Name: Title:
HOMER CITY OL1 LLC, as Owner Lessor
By:	Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Owner Manager under the Lessor LLC Agreement
By
Name: Title:

D-2

SCHEDULE 1

Debt Service Reserve Amounts

Six-Month Period Following the Rent Payment Date Set Forth Below:	Outstanding Amount
October 1, 2004	$13,087,509.12
April 1, 2005	$12,980,947.17
October 1, 2005	$13,049,285.23
April 1, 2006	$12,935,085.40
October 1, 2006	$12,929,035.57
April 1, 2007	$12,811,456.09
October 1, 2007	$13,143,876.60
April 1, 2008	$13,007,988.86
October 1, 2008	$12,935,701.12
April 1, 2009	$12,797,035.98
October 1, 2009	$13,588,520.83

SCHEDULE 2

AMENDMENTS

1.
Insurance Waiver, dated as of December 6, 2001, among EME Homer City Generation L.P. and the other parties named therein.

2.
Second Insurance Waiver, dated as of February 1, 2002, among EME Homer City Generation L.P. and the other parties named therein.

3.
Third Insurance Waiver, dated as of March 1, 2002, among EME Homer City Generation L.P. and the other parties named therein.

4.
Fourth Insurance Waiver, dated as of June 1, 2002, among EME Homer City Generation L.P. and the other parties named therein.

5.
Fifth Insurance Waiver, dated as of November 7, 2002, among EME Homer City Generation L.P. and the other parties named therein.

6.
Sixth Insurance Waiver, dated as of June 30, 2003, among EME Homer City Generation L.P. and the other parties named therein.

7.
Seventh Insurance Waiver, dated as of June 4, 2004, among EME Homer City Generation L.P. and the other parties named therein.

8.
Letter Agreement Re: Trading Consent, dated September 25, 2002 between EME Homer City Generation L.P. and General Electric Capital Corporation.

9.
Amendment 1 to Letter Agreement Re: Trading Consent, dated March 28, 2003 between EME Homer City Generation L.P. and General Electric Capital Corporation.

10.
Amendment 2 to Letter Agreement Re: Trading Consent, dated December 22, 2004 between EME Homer City Generation L.P. and General Electric Capital Corporation.

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DEBT SERVICE RESERVE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT among HOMER CITY OL1 LLC, as Borrower and UNION BANK OF CALIFORNIA, N.A., as Issuing Bank and as Agent and THE BANKS PARTY HERETO FROM TIME TO TIME Dated as of April 1, 2005
LIST OF LENDING OFFICES, ADDRESSES FOR NOTICES, COMMITMENT AMOUNTS, AND RATABLE SHARES
TRANSFER EFFECTIVE NOTICE